As filed with the Securities and Exchange Commission on April 26, 2000
================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

         CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          -----------------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[X] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        PAINEWEBBER R&D PARTNERS II, L.P.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[ ]     No fee required.
[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:
               Units of Limited Partnership Interests ("Units")
        (2) Aggregate number of securities to which transaction applies: 8257 Units
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The filing fee of $6,372.24 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $31,861,200 (the aggregate amount of cash to be received by the Registrant).
        (4)    Proposed maximum aggregate value of transaction: $31,861,200
        (5)    Total fee paid: $6,372.24

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:
================================================================================

Dear Limited Partner:

         PaineWebber R&D Partners II, L.P. (the "Partnership") is presenting to you for your consideration, and we recommend that you vote for, certain significant proposals regarding the Partnership's assets. The Partnership currently owns 22 Class A and 111 Class C Centocor Partners III L.P. Contractual Payment Interests ("CPIs") paid by Centocor, Inc. ("Centocor") relating primarily to the sale of ReoPro (a dual receptor glycoprotein IIB/IIIA therapeutic manufactured by Centocor). PaineWebber Technologies II, L.P., the general partner (the "General Partner") of the Partnership, believes it is in the best interests of the Partnership to sell all of our CPIs and to make a related amendment to our agreement of limited partnership dated as of May 15, 1987 (the "Partnership Agreement").

         Enclosed is a Consent Solicitation Statement and related information concerning the following proposals (the "Proposals"):

         Proposal 1 -- to sell to Bioventure Investments, kft ("Bioventure") and Pharmaceutical Royalties, LLC ("Pharma Royalties"), each of whom we have been advised is an affiliate of Pharmaceutical Partners, LLC, 8.75 Class A and 40.75 Class C CPIs for approximately $16.4 million in cash (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale) and, if the Limited Partners' approve Proposal 3 below, distribute to Bioventure and Pharma Royalties (the "Pharma Affiliates"), as the holders of 2,328 units of limited partnership interest in the Partnership (the "Units"), 6.25 Class A and
31.25 Class C CPIs instead of a cash distribution valued at $12.5 million, which represents the equivalent amount of the cash distribution Bioventure and Pharma Royalties would have received as a result of the sales contemplated by this Proposal 1 and Proposal 2 below;

         Proposal 2 -- to sell to Drug Royalty USA, Inc. seven Class A and 39 Class C CPIs for approximately $15.4 million in cash (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale); and

         Proposal 3 -- to amend the Partnership Agreement to provide that before entering into any agreement to sell any of its assets, the Partnership will notify any holder of five percent or more of the Units and any holder of five percent or more of the Units may elect to receive, in kind, their proportionate share of the assets to be sold instead of a cash distribution of the proceeds of such sale.

         It is important that you review the enclosed materials before deciding on the Proposals, which you may vote "FOR" or "AGAINST."

         We recommend that you vote "FOR" each of the proposals as we believe they are in the best interest of the Partnership and the Limited Partners.

         If each of the Proposals are approved by a majority of all Limited Partners, and certain other conditions meet, the aggregate cash proceeds to the Partnership will be $ (subject to reduction in an amount not less than $ ) or $_____ per Unit.

         Our General Partner has previously advised the Limited Partners that it anticipates that the winding-up of our operations would be substantially completed within the next several years, and that the Limited Partners should receive substantial value from that. Proposals 1 and 2 will result in the termination and winding-up of the Partnership. In connection with Proposals 1 and 2, Limited Partners should receive after we pay expenses incurred in connection with the Proposals of approximately $________, a cash distribution of approximately $________ per Unit distributed pursuant to the terms of the Partnership Agreement. Subject to Limited Partner approval of Proposal 3, the Pharma Affiliates, as holders of five percent or more of the Units, will receive a distribution in kind of 6.25 Class A and 31.25 Class C CPIs instead of a cash distribution.

         It is important to note that Limited Partner approval of each of the Proposals is necessary for the completion of the sale proposals since the completion of each sale is conditioned on the completion of the other, and the Pharma Affiliates will not complete Proposal 1 unless Proposal 3 is approved by the Limited Partners.

         The Partnership has been advised that, as of the Record Date, the Pharma Affiliates collectively own and have the right to vote 2,328 Units which represent approximately 28% of the outstanding Units. The Pharma Affiliates have agreed to vote "FOR" each of the Proposals.

         If you need any additional material or have questions regarding any of the Proposals, please feel free to call us at (212) ________.

         We urge you to give your consent immediately because your consent is important in reaching a quorum and is necessary to have an effective vote on the Proposals. You may vote by mailing the enclosed consent card in the enclosed postage- paid envelope addressed to us or by faxing it to us at MAVRICC Management Systems, Inc. at ____________.

         Thank you very much.

                                            PaineWebber Technologies II, L.P.,
                                            General Partner

                                            ----------------------------------

                                TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION..........................................................1

SUMMARY........................................................................2
        GENERAL................................................................2
        PROPOSALS 1 AND 2 - THE SALE PROPOSALS.................................5
        PROPOSAL 3-- THE DISTRIBUTION IN KIND AMENDMENT........................9

THE PARTNERSHIP...............................................................11
        Background............................................................11
        Partnership Management................................................11
        Distributions.........................................................11
        Security Ownership of Certain Beneficial Owners and Management........12
        Background of our Investment in CPIs..................................13

PROPOSALS 1 AND 2
THE SALE PROPOSALS............................................................14
        Reasons for the Sales.................................................14
        Consequences of the Sales.............................................14
        Termination and Winding-Up of the Partnership.........................15
        Interest of Parties...................................................17
        Distributions on Class A and Class C CPIs.............................17
        Background to the Proposed Sales......................................18
        Class Action Settlement...............................................21
        Certain Income Tax Consequences.......................................21
        Recommendation of the General Partner.................................22

THE PURCHASE AGREEMENTS.......................................................23
        Purchase Price........................................................23
        Adjustments to Purchase Price.........................................24
        Additional Payments...................................................24
        Closing of the Sale Proposals.........................................24
        Conditions Precedent..................................................25
        Covenants of the Parties..............................................25
        Termination...........................................................26
        DR Purchase Agreement-- Right of First Refusal........................26
        Pharma Affiliates Purchase Agreement-- Agreement to Vote and No
          Solicitation Provision..............................................27

PROPOSAL 3
DISTRIBUTION IN KIND AMENDMENT................................................28
        Background to the Distribution In Kind Amendment......................28
        Reasons and Consequences of the Distribution In Kind Amendment........28
        Interest of Parties...................................................29
        Certain Income Tax Consequences.......................................29
        Recommendation of the General Partner.................................29

INFORMATION CONCERNING THE CONSENT SOLICITATION...............................31
        General...............................................................31
        Deadline For Consent..................................................31
        Record Date; Units Entitled To Vote...................................31
        Vote Required.........................................................31
        Regulatory Matters....................................................32
        Effect of Abstentions.................................................32
        Consents; Revocation..................................................32
        No Appraisal Rights...................................................33

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................34

APPENDIX A

APPENDIX B

APPENDIX C

                        PAINEWEBBER R&D PARTNERS II, L.P.
                           1285 Avenue of the Americas
                            New York, New York 10019

                         CONSENT SOLICITATION STATEMENT
                                ___________, 2000

                - - - - - - - - - - - - - - - - - - - - - - - - -

        This Consent Solicitation Statement is being sent to you as a holder (a "Limited Partner") of units of limited partnership interest ("Units") in PaineWebber R&D Partners II, L.P. (the "Partnership"), a Delaware limited partnership, in connection with the solicitation by PaineWebber Technologies II, L.P., a Delaware limited partnership, as the general partner of the Partnership (the "General Partner") of written consent ("Consent") to consider and vote on the following proposals (the "Proposals"):

        Proposal 1 -- to sell 8.75 Class A and 40.75 Class C Centocor Partners III L.P. Contractual Payment Interests ("CPIs") paid by Centocor, Inc. ("Centocor") relating primarily to the sale of ReoPro (a dual receptor glycoprotein IIB/IIIA therapeutic manufactured by Centocor), to Bioventure Investments, kft ("Bioventure") and Pharmaceutical Royalties, LLC ("Pharma Royalties"), each of whom we have been advised is an affiliate of Pharmaceutical Partners, LLC, for an aggregate purchase price of $16,416,400 in cash (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale) and, if the Limited Partners approve Proposal 3 below, distribute to Bioventure and Pharma Royalties (the "Pharma Affiliates"), as the holders of 2,328 Units, 6.25 Class A and 31.25 Class C CPIs instead of a cash distribution valued at $12.5 million in cash, which represents the equivalent amount of the cash distribution the Pharma Affiliates would have received after the sales contemplated by Proposal 1 and Proposal 2;

        Proposal 2 -- to sell seven Class A and 39 Class C CPIs to Drug Royalty USA, Inc. for an aggregate purchase price of $15,444,800 in cash (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale); and

        Proposal 3 -- to amend our agreement of limited partnership dated as of May 15, 1987 (the "Partnership Agreement"), to provide that before entering into any agreement to sell any of our assets, we will notify any holder of five percent or more of the Units and any holder of five percent or more of the Units may elect to receive, in kind, their proportionate share of the assets to be sold instead of a cash distribution of the proceeds of that sale.

        Beneficial owners of Units at the close of business on ______, 2000 will be entitled to vote on the Proposals.

                - - - - - - - - - - - - - - - - - - - - - - - - -

   These Transactions Have Not Been Approved or Disapproved by the Securities
       and Exchange Commission (the "SEC") Nor Has the SEC Passed upon the Fairness or Merits of these Transactions or upon the Accuracy or Adequacy of the Information Contained in this Document. Any Representation to the
                              Contrary is Unlawful.

                - - - - - - - - - - - - - - - - - - - - - - - - -

        This Consent Solicitation Statement and the Accompanying Consent Card Are First Being Mailed or Delivered to Limited Partners on or about _________, 2000.

                              AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, and should also be available for inspection at the SEC's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048), Los Angeles (Suite 500 East, Tishman Building, 5757 Wilshire Boulevard, Los Angeles, California 90036) and Chicago (500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661). Copies of this material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, we are required to file electronic versions of certain material with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a site on the world wide web at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC.

                                     SUMMARY

        This summary highlights some information from this Consent Solicitation Statement, but it is not complete and is qualified by the more detailed information contained elsewhere in this Consent Solicitation Statement and the attachments. We encourage you to read this Consent Solicitation Statement, the attachments and the documents incorporated by reference before making a decision on how to vote on the Proposals.

        This Consent Solicitation Statement contains forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the factors in this Consent Solicitation Statement generally. We further caution you that the discussion of these factors may not be exhaustive. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

GENERAL

Deadline for Consent...............    Consent must be received by MAVRICC
                                       Management Systems, Inc. by mail or
                                       facsimile before _______, 2000, at 5:00
                                       pm (New York time), unless such date or
                                       time is extended for an aggregate of up
                                       to an additional 60 days in the sole
                                       discretion of our General Partner or
                                       unless the necessary vote to approve
                                       each of the proposals is received
                                       earlier. See "INFORMATION CONCERNING THE
                                       CONSENT SOLICITATION -- Deadline for
                                       Consent."

Record Date........................    The General Partner has fixed the close
                                       of business on ___________, 2000 as the
                                       Record Date for determining the Limited
                                       Partners who are entitled to vote on the proposals by written consent. As of the Record Date, 8,257 Units were outstanding and owned of record by _______ persons. Limited Partners on the Record Date are entitled to one vote for each Unit owned by them. See
                                       "INFORMATION CONCERNING THE CONSENT
                                       SOLICITATION -- Record Date; Units
                                       Entitled to Vote."

Matters to be
  Considered.......................    As a Limited Partner you are being asked
                                       to consider and vote upon the following
                                       proposals (the "Proposals"):

                                       Proposal 1 (which is also referred to as the "Pharma Affiliates Sale") -- To sell
                                       8.75 Class A and 40.75 Class C Centocor
                                       Partners III, L.P. Contractual Payment
                                       Interests ("CPIs") paid by Centocor, Inc.
                                       ("Centocor") relating
                                       primarily to the sale of ReoPro (a dual
                                       receptor glyco protein IIB/IIIA
                                       therapeutic manufactured and owned by
                                       Centocor), to Bioventure Investments, kft
                                       ("Bioventure") and Pharmaceutical
                                       Royalties, LLC ("Pharma Royalties"
                                       together with Bioventure the "Pharma
                                       Affiliates"), each whom we have been
                                       advised is an affiliate of Pharmaceutical
                                       Partners, LLC ("Pharma Partners"), for a total purchase price of $16,416,400 in cash (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale). You are also being asked to approve, subject to Limited Partner approval of Proposal 3, the distribution to the Pharma Affiliates as the holders of 2,328 Units, 6.25 Class A and 31.25 Class C CPIs instead of a cash distribution valued at $12.5 million, which represents the equivalent amount of the cash distribution the Pharma Affiliates would have received as a result of the sales contemplated by Proposals 1 and 2. See "PROPOSALS 1 AND 2 THE SALE PROPOSALS" and "THE PURCHASE AGREEMENT";

                                       Proposal 2 (which is also referred to as the "DR Sale") -- To sell seven Class A and 39 Class C CPIs to Drug Royalty USA, Inc. ("DR" and, together with the Pharma Affiliates, the "Purchasers") for a total purchase price of $15,444,800 in cash (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale); and

                                       Proposal 3 (which is also referred to as the "Distribution In Kind Amendment") -- To amend the Partnership Agreement to provide that:

                                       o  prior to entering into any agreement
                                          to sell any of our assets, we will
                                          notify any holder of five percent or
                                          more of the Units; and

                                       o  any holder of five percent or more of
                                          the Units may elect to receive, in
                                          kind, their proportionate share of the
                                          assets to be sold instead of a cash
                                          distribution of the proceeds of the
                                          sale. See "DISTRIBUTION IN KIND
                                          AMENDMENT."

Vote Required......................    Each of the Proposals must be approved by
                                       Limited Partners owning a majority in
                                       interest of the outstanding Units
                                       (constituting 4,129 Units). See
                                       "INFORMATION CONCERNING THE CONSENT
                                       SOLICITATION-- Vote Required."

                                       Limited Partner approval of each of the
                                       Proposals is necessary for the completion of the transactions contemplated by the Pharma Affiliates Sale and the DR Sale (together the "Sale Proposals") since the completion of each sale is conditioned on the completion of the other, and the Pharma Affiliates will not consummate the Pharma Affiliates Sale unless the Distribution In Kind Amendment is approved.

                                       We have been advised that, as of the
                                       Record Date, the Pharma Affiliates
                                       together own and have the right to vote
                                       2,328 Units representing approximately
                                       28% of the outstanding Units. The Pharma
                                       Affiliates have agreed to vote "FOR" each of the Proposals.

No Appraisal Rights................    If the Proposals are approved by Limited
                                       Partners owning a majority in interest of the outstanding Units, dissenting Limited
                                       Partners will not have appraisal rights
                                       in connection with the Proposals. See
                                       INFORMATION CONCERNING THE CONSENT
                                       SOLICITATION-- No Appraisal Rights."

Regulatory Matters.................    No material regulatory approvals are
                                       required in order to effect the
                                       Proposals[, although the consent of
                                       Centocor is required for the transfer of the CPIs to the Purchasers]. See
                                       "INFORMATION CONCERNING THE CONSENT
                                       SOLICITATION-- Regulatory Matters."

The Partnership....................    We are a Delaware limited partnership
                                       that began operations on September 30,
                                       1987. PWDC Holding Company (the
                                       "Manager") is the general partner of
                                       PaineWebber Technologies II, L.P., which is our General Partner. PWDC Holding
                                       Company is a wholly-owned subsidiary of
                                       PaineWebber Development Corporation
                                       ("PWDC"), an indirect, wholly-owned
                                       subsidiary of Paine Webber Group Inc.
                                       ("PWG").

                                       We currently own 22 Class A and 111 Class
                                       C CPIs. The CPIs represent an interest in a proportionate share of certain royalty payments paid by Centocor based on the sale of ReoPro. Approval of the Proposals will result in the termination of the Partnership and the winding-up of its affairs. In connection with our winding-up, we will terminate our registration under the Exchange Act and terminate our existence under Delaware law. See "THE

                                       SALE Proposals--Termination and
                                       Winding-up of the Partnership."

PROPOSALS 1 AND 2 - THE SALE PROPOSALS

Reasons and Consequences
  of the Sale Proposals............    o  The General Partner has previously
                                          advised the Limited Partners that it
                                          anticipates that the winding-up of our
                                          operations would be substantially
                                          completed within the next several
                                          years, and that the Limited Partners
                                          should receive substantial value from
                                          that. The Sale Proposals will result
                                          in the termination and winding-up of
                                          our operations and the realization of
                                          value for Limited Partners.

                                       o  The aggregate cash proceeds we will
                                          receive from the Sale Proposals will
                                          be $31,861,200 (subject to adjustment
                                          as described below based on the amount
                                          of Centocor's payments prior to the
                                          closing of the sale) or approximately
                                          $5,320 per Unit excluding Units held
                                          by the Pharma Affiliates (the
                                          "Non-Pharma Units") who are not
                                          receiving a cash distribution.

                                       o  Following completion of the Sale
                                          Proposals, we will distribute to the
                                          Partners their proportionate share of
                                          the net cash proceeds of the Sale
                                          Proposals (each a "Net Cash Proceeds
                                          Distribution").

                                       o  Subject to Limited Partner approval of
                                          Proposal 3, we will make a
                                          distribution in kind (each a
                                          "Distribution In Kind") to those
                                          holders of five percent or more of the
                                          Units who elect to receive, in kind,
                                          their proportionate share of the
                                          assets being sold instead of a Net
                                          Cash Proceeds Distribution.

                                       o  Each Limited Partner should receive,
                                          following payment of expenses of
                                          approximately $ incurred in connection
                                          with the Proposals, a Net Cash
                                          Proceeds Distribution, or, subject to
                                          Limited Partner approval of Proposal
                                          3, a Distribution In Kind, valued at
                                          approximately $_____ per Unit.

                                       o  We will be terminated pursuant to the
                                          terms of the Partnership Agreement,
                                          and we will be wound-up. The
                                          winding-up of our affairs and the
                                          distribution of our
                                          remaining assets will be conducted
                                          exclusively by our General Partner (or
                                          its assignees). After completion of
                                          the Sale Proposals, our remaining
                                          non-cash assets (consisting of an
                                          investment in a development program)
                                          will be liquidated and the proceeds,
                                          if any, distributed to the Partners,
                                          or those assets will be distributed in
                                          kind to the Partners pursuant to the
                                          terms of the Partnership Agreement.
                                          See "PROPOSALS 1 AND 2 THE SALE
                                          PROPOSALS -- Consequences of the
                                          Sales."
Pharma Affiliates Sale -
  General..........................    The terms of the proposed Pharma
                                       Affiliates Sale are in an Amended and
                                       Restated Contractual Payment Interest
                                       Purchase Agreement dated as of April 14,
                                       2000 (the "Pharma Affiliates Purchase
                                       Agreement"), among the Pharma Affiliates,
                                       Pharma Partners and us. At the closing of the Pharma Affiliates Sale, we will sell, and the Pharma Affiliates will buy, an aggregate of 8.75 Class A and 40.75 Class
                                       C CPIs (the "Pharma Affiliate CPIs"), for a total purchase price of $16,416,400 in cash (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale). If the Limited
                                       Partners approve Proposal 3, we will also make a Distribution In Kind to the Pharma
                                       Affiliates, as the holders of 2,328
                                       Units, of 6.25 Class A and 31.25 Class C
                                       CPIs (the "Distribution In Kind CPIs")
                                       instead of a Net Cash Proceeds
                                       Distribution valued at $12.5 million,
                                       which represents the equivalent amount of the Net Cash Proceeds Distribution the
                                       Pharma Affiliates would have received
                                       upon completion of the Sale Proposals.
                                       The purchase price payable by the Pharma
                                       Affiliates and the value of the
                                       Distribution In Kind reflect a value of
                                       $194,000 for each Class A CPI and
                                       $361,200 for each Class C CPI (subject to adjustment).

                                       On February 17, 2000, PWDC and certain of its affiliates entered into a purchase agreement (the "Class B Purchase Agreement") with Pharma Partners and the Pharma Affiliates. The Class B Purchase Agreement provides that PWDC, and certain of its affiliates, will sell, and the Pharma Affiliates will buy, one Class B CPI for $5,350,000 (subject to adjustment based on the amount of Centocor's payments prior to the closing of the sale). The completion of the Pharma
                                       Affiliates Sale is a condition to the
                                       obligations of PWDC under the Class B
                                       Purchase

                                       Agreement. We have no interest in this
                                       Class B CPI or in the Class B Purchase
                                       Agreement except that the satisfaction or waiver of the conditions to closing in the Class B Purchase Agreement and the DR Agreement are conditions to the obligation of the Pharma Affiliates to complete the Pharma Affiliates Sale. See "SALE PROPOSALS" and "PURCHASE AGREEMENTS."

                                       A copy of the Pharma Affiliates Purchase
                                       Agreement is attached to this Consent
                                       Solicitation Statement as Appendix A, and should be read in its entirety.

Interest of Parties................    The Pharma Affiliates together own 2,328
                                       Units representing approximately 28% of
                                       the outstanding Units. Certain of the
                                       members of Pharma Partners were employees of PWDC or PaineWebber Incorporated before 1993 and were directly involved in structuring, negotiating and managing our operations, including the original investment in CP III. To our knowledge, neither DR nor any of its affiliates own, directly or indirectly, any of our Units.
                                       See "THE PARTNERSHIP-- Security Ownership of Certain Beneficial Owners and
                                       Management" and "THE SALE PROPOSALS--
                                       Interests of Parties."

DR Sale - General..................    The terms of the proposed DR Sale are in
                                       an Amended and Restated Contractual
                                       Payment Interest Purchase Agreement dated as of February 17, 2000 as further amended by the First Amendment to the Amended and Restated Contractual Payment
                                       Interest Purchase Agreement dated as of
                                       April 4, 2000 (together, the "DR Purchase
                                       Agreement" and, together with the Pharma
                                       Affiliates Purchase Agreement, the
                                       "Purchase Agreements") between DR and us.
                                       At the closing of the DR Sale, we will
                                       sell and DR will buy, seven Class A and
                                       39 Class C CPIs (the "DR CPIs" and
                                       together with the Pharma Affiliates CPIs, the "Purchased CPIs"), for a total purchase price of $15,444,800 in cash
                                       (subject to adjustment based on the
                                       amount of Centocor's payments prior to
                                       the closing of the sale). The purchase
                                       price payable by DR reflects a value of
                                       $194,000 for each Class A CPI and
                                       $361,200 for each Class C CPI. See "SALE
                                       PROPOSALS" and "PURCHASE AGREEMENTS."

                                       A copy of the DR Purchase Agreement is
                                       attached to this Consent Solicitation
                                       Statement as Appendix B, and should be
                                       read in its entirety.

Adjustment to Purchase
  Price............................    The Purchase Agreements provide that all
                                       royalty payments that we receive for the Purchased CPIs [and the Distribution In
                                       Kind CPIs] until the closing, will reduce on a dollar-for-dollar basis the purchase price paid to us from the Sale Proposals of $31,861.200. We expect that a royalty payment in an amount that cannot be calculated at this time will be paid to us by Centocor in May, 2000. See
                                       "PURCHASE AGREEMENTS -- Adjustments to
                                       Purchase Price."

Conditions of the Sale
  Proposals........................    The closing of the Sale Proposals (the
                                       "Closing") are subject to the
                                       satisfaction or waiver before the Closing of certain conditions including:

                                       o  that the Limited Partners having
                                          approved the Proposals; and

                                       o  [our obtaining the consent of Centocor
                                          to the transfer of the Purchased CPIs
                                          to each of the Purchasers in form
                                          satisfactory to the Purchasers.] See
                                          "PURCHASE AGREEMENTS-- Conditions
                                          Precedent" and "PURCHASE AGREEMENTS--
                                          Covenants of the Parties."

Closing Date.......................    Unless the Purchase Agreements are
                                       terminated as described below, the
                                       Closing will take place within three
                                       business days following the satisfaction or waiver of the conditions to the Sale
                                       Proposals, anticipated to occur on or
                                       before _____________, 2000. See "PURCHASE
                                       AGREEMENTS-- Closing of the Sale
                                       Proposals."

Certain Income Tax
 Consequences......................    Limited Partners should consider the
                                       potential Federal, state and local tax
                                       consequences to them of the Sale
                                       Proposals. Limited Partners are urged to consult their own tax advisors concerning these tax consequences on their personal situations.

                                       State and local income or franchise tax
                                       laws may differ from Federal income tax
                                       laws with respect to the treatment of
                                       partnerships generally or the tax
                                       treatment of the activities of the
                                       Partnership in particular. See "SALE
                                       PROPOSALS -- Certain Income Tax
                                       Consequences."

Recommendation of the
  General Partner..................    After careful consideration, the General
                                       Partner has determined the Sale Proposals and the Purchase Agreements to be fair to and in the best interests of the Limited
                                       Partners and the Partnership and has
                                       approved each of the Sale Proposals and
                                       the Purchase Agreements and recommends
                                       that the Limited Partners vote "FOR" each of the Sale Proposals.

                                       The Pharma Affiliates, as holders of
                                       2,328 Units representing approximately
                                       28% of the outstanding Units, have agreed to vote "FOR" the Sale Proposals.

PROPOSAL 3--THE DISTRIBUTION IN KIND AMENDMENT

Background.........................    The Pharma Affiliates had advised us that
                                       they wanted to acquire certain of our
                                       CPIs. As a condition to their offer, the Pharma Affiliates requested that a portion of our CPIs be distributed to them rather than purchased for cash to avoid certain negative tax consequences anticipated by the Pharma Affiliates. To enable us to make this distribution to the Pharma Affiliates, we are seeking your consent to amend the Partnership
                                       Agreement to provide that prior to
                                       entering into any agreement to sell our
                                       assets, we will notify any holder of five percent or more of the Units who may elect to receive, in kind, their proportionate share of the assets to be sold rather than a cash distribution of the proceeds of the sale.

Reasons and Consequences
  of the Distribution In
  Kind Amendment...................    While a Distribution In Kind will not be
                                       made to any Limited Partner holding less than five percent of the Units (and we are not aware of any Limited Partner, other than the Pharma Affiliates, who holds five percent or more of the Units), the General Partner believes that the Distribution In Kind Amendment will not diminish the value of the Sale Proposals to the other Limited Partners. The offer made by the Pharma Affiliates is 7.3% higher than the initial offer made by DR and reflected in the Initial DR Purchase
                                       Agreement (as defined below). However, as a condition to the higher offer, the Pharma Affiliates requested a distribution in kind of their proportionate limited partnership interest in the Purchased CPIs. If the Distribution In Kind Amendment is approved by Limited

                                       Partners, the Pharma Affiliates will
                                       receive a Distribution In Kind instead of a Net Cash Proceeds Distribution that they would otherwise be entitled to receive as a result of the Sale Proposals. See "DISTRIBUTION IN KIND AMENDMENT."

Certain Income Tax
  Consequences.....................    If the Pharma Affiliates were to acquire
                                       the Distribution In Kind CPIs for cash,
                                       the sale would trigger a taxable gain to the Pharma Affiliates in an amount equal to the entire purchase price of the assets. This tax would possibly not be subject to other offset or deduction, making the tax that would be payable a significant incremental cost to the
                                       Pharma Affiliates, and reducing the price that could be paid for the CPIs. The other Limited Partners will be unaffected by the Distribution In Kind, and will receive the same cash consideration that they would have received if the Distribution In Kind CPIs were sold for cash. The second component of the condition required by the Pharma
                                       Affiliates is that the gain attributable to the sale of the Purchased CPIs be allocated to the Partners who are receiving the Net Cash Proceeds
                                       Distribution. This allocation of gain
                                       will not reduce the Net Cash Proceeds
                                       Distribution to the Limited Partners, and will result in the reporting to such Limited Partners of the same amount of taxable gain as would have been reported if the Dividend In Kind CPI's were sold for cash rather than distributed to the Pharma Affiliates. See "DISTRIBUTION IN
                                       KIND AMENDMENT -- Certain Income Tax
                                       Consequences."

Interest of Parties................    The Pharma Affiliates together own 2,328
                                       Units representing approximately 28% of
                                       the outstanding Units and, as a result,
                                       will receive the Distribution In Kind
                                       CPIs upon the completion of the Sales
                                       Proposals. See "DISTRIBUTION IN KIND
                                       AMENDMENT-- Interests of Parties."

Recommendation of the
  General Partner..................    After careful consideration, the General
                                       Partner has deter mined the Distribution
                                       In Kind Amendment to be fair to and in
                                       the best interests of the Limited
                                       Partners and the Partnership and
                                       recommends that the Limited Partners vote
                                       "FOR" the Distribution In Kind Amendment.

                                       The Pharma Affiliates, as holders of
                                       2,328 Units representing approximately
                                       28% of the outstanding Units, have agreed to vote "FOR" the Distribution In Kind Amendment.

                                 THE PARTNERSHIP

Background

        We are a Delaware limited partnership that began operations on September 30, 1987 with a total of $72 million available for investment. The Manager is the general partner of our General Partner. The Manager is a wholly-owned subsidiary of PWDC, an indirect, wholly-owned subsidiary of PWG. The Partnership Agreement provides that we will terminate on December 31, 2012, unless our term is extended or reduced by our General Partner.

        Our principal objective has been to provide long-term capital appreciation to Limited Partners by investing in the development and commercialization of new products with technology companies ("Sponsor Companies"), which were expected to address significant market opportunities. We have been engaged in diverse product development projects (the "Projects") including product development contracts, participation in other partnerships and investments in securities of the Sponsor Companies. Once the product development phase has been completed, the Sponsor Companies have had the option to license and commercialize the products resulting from the product development project, and we have had the right to receive payments based upon the sale of these products. Our assets now consist primarily of 22 Class A and 111 Class C CPIs.

Partnership Management

        We have entered into a management agreement with the Manager, that gives the Manager responsibility for management and administrative services necessary for our operation. Under this contract, the Manager is entitled to receive an annual management fee for management and administrative services provided to us. As of July 1, 1996, the Manager no longer charges us the management fee for services rendered.

Distributions

        Distributions to the Partners are made proportionately to each in accordance with a Partner's net capital contributions. The following table sets forth the proportion of each distribution to be received by the Limited Partners and the General Partner:

                                                                           Limited    General
                                                                           Partners   Partner
I.   Until the value of the aggregate distributions for each Unit equals
     $10,000 plus simple interest on such amount accrued at 7% per annum for each Unit sold at the initial closing (6% per annum for each subsequent Unit sold up to the 5,000th Unit and 5% per annum for each Unit sold thereafter) ("Contribution Payout").  At
     December 31, 1999, Contribution Payout ranged from $15,250 per
     Unit to $18,575 per Unit.......................................         99%        1%

II.  After Contribution Payout and until the value of the aggregate
     distributions for each Unit equals $50,000 ("Final Payout")....         80%       20%

III. After Final Payout.............................................         75%       25%

        At December 31, 1999, we made cash and security distributions, as valued on the dates of the distribution, since inception of $4,466 and $7,206 per Unit, respectively.

        The Net Cash Proceeds Distribution will be received 99% by the Limited Partners, other than the Pharma Affiliates, and 1% by the General Partner.

Security Ownership of Certain Beneficial Owners and Management

        The General Partner knows of no person other than those identified below who owned beneficially more than five percent of our outstanding Units as of _________, 2000.


                                                                          Percentage of
Class                  Name and Address              Amount                   Class
-----                  ----------------              ------                   -----
Limited Partnership    Bioventure Investments, kft   1,860 Units              22.5%
Units                  Budapest, Hungary

Limited Partnership    Pharmaceutical Royalties,     468 Units                 5.7%
Units                  LLC
                       New York, New York

        PaineWebber Capital, Inc. ("PWCI") and ATL Inc. ("ATL"), which are affiliates of us, own 77 and 17.5 Units respectively and have agreed to vote "FOR" each of the Proposals.

        No member of management of the Manager or PWDC has any beneficial interest in our Units.

Background of our Investment in CPIs

        In 1987 and 1988, we purchased limited partnership interests in Centocor Partners III, L.P. ("CP III"), a limited partnership which was established to develop and sell CentoRX, a Centocor drug now known as ReoPro. Centocor is a biotechnology company developing therapeutic and diagnostic products to advance medical practice. It concentrates on research, development and manufacturing with a technological emphasis on monoclonal antibodies and peptides. ReoPro is now being sold in the United States by Centocor's marketing partner, Eli Lilly & Company ("Lilly"). The Partnership owned approximately 25% of the limited partnership interests of CP III. In 1997, CP III acquired our limited partnership interest in CP III in exchange for 22 Class A and 111 Class C CPIs.

        On July 12, 1995, we commenced a derivative action against Centocor and Centocor Development Corporation III ("CDC III") in the Delaware Chancery Court (the "Court") arising from certain agreements entered into by Centocor and Lilly in July 1992 (the "Centocor Litigation"). Our complaint alleged, among other things that:

        o at least $25 million of $100 million paid by Lilly to Centocor represented profits from the sale of ReoPro that Centocor is required to share with CP III; and

        o because of the Lilly transaction, Centocor was required to increase the percentages of profits and revenues from ReoPro that it pays to CP III investors. Centocor had taken the position that only $500,000 of the $100 million had to be shared with CP III and that Centocor had no obligation to increase the percentages of ReoPro profits and revenues that it pays to CP III investors.

        In June 1997, the parties to the Centocor Litigation entered into an agreement to settle the action. The agreement provides, among other things, for Centocor to pay to CP III investors (including us, as a former limited partner in CP III) a total of:

        o $10.8 million, net of attorneys' fees and expenses as may be awarded by the Court;

        o an additional $5,099,757, if and when cumulative world-wide sales of ReoPro exceed $600 million;

        o possible additional payments totaling $2.2 million, depending upon regulatory developments in Japan (we will only receive our share of these amounts if, and when, payments under the agreement are remitted by Centocor).

        The agreement further provides for revisions to the ReoPro royalties payable by Centocor to CP III investors through 2007. Under the agreement, those royalties would be paid based on revenues from end-sales by Lilly and other distributors, as opposed to Centocor's revenues on its sales to distributors. For 1997 and 1998, Centocor would pay an aggregate of 6.5% of the first $175 million of United States end-sale revenues, 3.25% of such revenues above $175 million, and 3.25% of foreign end-sales revenues. For 1999 through 2007, Centocor would pay an aggregate of 6.5% of the first $250 million of United States end-sale revenues, 4% of such revenues above $250 million, and 3.25% of foreign end-sales revenues. The agreement provides that investors will not receive less than Centocor would otherwise have paid based on Centocor's sales of ReoPro.

        On February 17, 2000 the Court signed, and on February 22, 2000 entered, a final order (the "Final Order") resolving all settlement matters in the Centocor Litigation. The Final Order was subject to a 30-day appeal period which expired on March 21, 2000.

                                PROPOSALS 1 AND 2
                               THE SALE PROPOSALS

Reasons for the Sales

        The General Partner has previously advised the Limited Partners that it anticipates that the winding-up of our operations would be substantially completed within the next several years, and that the Limited Partners should receive substantial value from that. The Sale Proposals will result in the termination and winding-up of our operations and the realization of value for Limited Partners.

Consequences of the Sales

        If the Sale Proposals are approved by the Limited Partners and completed, the following will occur:

        o we will sell, and the Pharma Affiliates will buy, 8.75 Class A and 40.75 Class C CPIs for a purchase price of $194,000 for each Class A CPI and $361,200 for each Class C CPI;

        o a total purchase price of $16,416,400 in cash (subject to adjustment based on the amount of Centocor's payments prior to the Closing) will be paid to us by the Pharma Affiliates;

        o if the Limited Partners approve Proposal 3, we will distribute to the Pharma Affiliates, as the holders of 2,328 Units, a Distribution In Kind of 6.25 Class A and 31.25 Class C CPIs instead of a Net Cash Proceeds Distribution valued at $12.5 million, which represents the equivalent amount of the Net Proceeds Distribution the Pharma Affiliates would have received upon completion of the Sale Proposals;

        o we will sell, and DR will buy, seven Class A and 39 Class C CPIs for a purchase price of $194,000 for each Class A CPI and $361,200 for each Class C CPI;

        o a total purchase price of $15,444,800 in cash (subject to certain adjustment based on the amount of Centocor's payments prior to the Closing) will be paid to us by DR;

        o we will receive the aggregate cash proceeds from the Sale Proposals of $31,861,200 (subject to adjustment as described below based on the amount of Centocor's payments prior to the Closing of the sale) or approximately $5,320 per Non-Pharma Unit;

        o each Limited Partner should receive, following payment of expenses of approximately $_______ incurred in connection with the Proposals, Net Cash Proceeds Distribution of approximately $_____ per Unit. However, the Pharma Affiliates will not be eligible to receive a Net Cash Proceeds Distribution as they have elected to receive a Distribution In Kind;

       o we will be terminated pursuant to the terms of the Partnership Agreement, and we will be wound-up. The winding-up of our affairs and the distribution of our remaining assets will be conducted exclusively by our General Partner (or its assignees). After completion of the Sale Proposals, our remaining non-cash assets (consisting of an investment in a development program) will be liquidated and the proceeds, if any, distributed to the Partners or those assets will be distributed in kind to the Partners pursuant to the terms of the Partnership Agreement; and

        o in connection with our winding-up, we will terminate our registration under the Exchange Act and terminate our existence under Delaware law.

Termination and Winding-Up of the Partnership

        According to the Partnership Agreement, we will terminate upon the occurrence of certain events including the sale, authorized by a majority in interest of the Limited Partners, of all or substantially all of our assets. The completion of the Sale Proposals will constitute the sale of substantially all of our assets. Upon our termination, our affairs will be wound-up in accordance with the Partnership Agreement and Delaware law.

        The winding-up of our affairs and the distribution of our assets will be conducted exclusively by our General Partner (or its assignees). The General Partner (or its assignees), in carrying out the winding-up and distribution, will have full power and authority to sell any or all of our remaining assets, or to distribute the same in kind to the Partners.

        It is our current intention to dispose of our remaining assets and distribute the proceeds, if any, to the Partners. However, there can be no assurance that we will be able to sell these assets and thus we may distribute same in kind to the Partners. However, there can be no assurance that we will be able to sell these assets and thus we may distribute them in kind to the Partners. Although we cannot determine with accuracy at this time the amount, if any, of a final cash liquidating distribution, we do not expect such amount to be significant.

        Upon the completion of the winding-up process, we will file a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with Section 17-203 of the Delaware Revised Uniform Limited Partnership Act. After the filing of the certificate of cancellation, we will no longer be authorized to undertake partnership actions other than those necessary for winding-up our affairs.

        Various laws for the protection of creditors may apply to our termination and winding-up. In this regard, it should be noted that if a court were to find that we failed to provide sufficient funds for our liabilities, or that the liquidating distribution to the Partners, if any, rendered us insolvent, the liquidating distributions to the Partners may be deemed to be "fraudulent conveyances" or impermissible dividends or distributions under applicable law, and therefore may be subject to claims of certain of our creditors, if such creditors have not been paid. In the event that such a claim is asserted after the liquidation, there is a risk that persons who were Partners on the distribution record date will be ordered by a court to turn over to our creditors all or a portion of the liquidating distributions they received from us.

        Following a liquidating distribution, if any, and the termination of our registration under the Exchange Act and the termination of our existence under Delaware law the following will occur:

       o we will cease to exist and will not have any properties or carry on any business;

       o Limited Partners will not have any interest in the Partnership or the business that we carried on;

       o the provisions of the Exchange Act will not be applicable to the Limited Partners; and

       o except for reports dealing with our final year and our liquidating distribution, Limited Partners will not receive any reports under the Exchange Act or Delaware law.

Interest of Parties

        The Pharma Affiliates together own 2,328 Units representing approximately 28% of the outstanding Units. To our knowledge, neither DR nor any of its affiliates own, directly or indirectly, any of our Units.

        Stephen Evans-Freke, Rory Riggs and David Madden are members of Pharma Partners, which manages the Pharma Affiliates. Mr. Evans-Freke was President of PWDC until May 1990; Mr. Riggs was a Managing Director of PaineWebber Incorporated ("PWI") until November 1990; and Mr. Madden was a Vice President at PWDC until February 1992. Messrs. Evans-Freke and Madden were directly involved in and responsible for identifying and selecting the investments in which we invested, including the original investment in CP III. In addition, Messrs. Evans-Freke and Madden were directly involved in structuring, negotiating and managing us and our assets. Since the termination of their employment, none of Mr. Evans-Freke, Mr. Riggs or Mr. Madden has been associated with, or employed by, PWDC, PWI or any of their affiliates.

        Under the PaineWebber Development Corporation Carried Interest Sharing Plan (the "CISP"), fixed percentages of certain warrants and the cash distributions received by PWDC in respect of certain partnerships in which PWDC has invested are awarded to participants in the CISP, including Mr. Evans-Freke and Mr. Madden. Mr. Evans- Freke and Mr. Madden are entitled to receive between 5% and 7% and between 0.85% and 4%, respectively, of amounts distributed to CISP participants in respect of such partnership investments. Since the respective dates of their termination of employment with PWDC through December 31, 1999, Messrs. Evans-Freke and Madden received $2,038,419.77 and $196,472.02, respectively, in respect of distributions under the CISP.

Distributions on Class A and Class C CPIs

        Since January 1, 1998, the following distributions have been paid by Centocor on the Class A and Class C CPIs in respect of the periods indicated:

Calendar Quarter Ended               Per Class A CPI          Per Class C CPI
----------------------               ---------------          ---------------
March 31, 1998                                $5,519                  $ 9,579
June 30, 1998                                  5,798                   10,064
September 30, 1998                             7,040                   12,220
December 31, 1998                              6,803                   11,807
March 31, 1999                                 7,087                   12,301
June 30, 1999                                  8,020                   13,920

Calendar Quarter Ended               Per Class A CPI          Per Class C CPI
----------------------               ---------------          ---------------
September 30, 1999                             9,643                   16,737
December 31, 1999                              5,216                    9,053

        From January 1, 1998 until January 1, 2000, we have distributed to Partners a total of $______ per Unit in connection with distributions paid on the Class A and Class C CPIs.

Background to the Proposed Sales

        On August 15, 1997, Pharma Partners commenced a tender offer (the "1997 Offer") to purchase any and all outstanding Units (which was subsequently amended to an offer to purchase only up to 4,000 Units) at a price per Unit of $3,650, net to the seller in cash. On August 18, 1997, following the making of the 1997 Offer, the board of directors of the Manager (the "Board") considered the terms of the 1997 Offer, and determined that the 1997 Offer was financially inadequate and that we should recommend to our Limited Partners that they reject the 1997 Offer. Management of the General Partner concluded that at the time of the 1997 Offer a reasonable range of values for our assets on a per Unit basis was $5,555 to $6,965. Under the 1997 Offer, Pharma Partners purchased 849 Units, or approximately 10% of the Units then outstanding.

        In August 1998, PharmaInvest, LLC ("PILLC"), a Delaware limited liability company and an affiliate of Pharma Partners, made a tender offer for all of the outstanding Class A CPIs, including our 22 Class A CPIs, at a price of $205,000 in cash for each Class A CPI, with holders of the CPIs receiving distributions for the quarter ended June 30, 1998 and PILLC receiving any following distributions, including any distributions arising out of the Centocor Litigation. On August 14, 1998, Pharma Partners sent a letter to the Manager stating that they "would be willing to acquire the Class C CPIs owned by" us at a price which would be "equivalent" to the Class A tender offer price, but would take "into account the greater cash flow payable on the Class C CPIs." On August 27, 1998, the Board determined not to accept the PILCC offer because, in their opinion, the price being offered was, at that date, financially inadequate.

        On February 11, 1999, a representative of Pharma Partners (or an affiliate) sent a letter requesting our Unitholder's list and stated that the request was being made with the intention of PILLC "launching a registered tender offer for Units in the Partnership very shortly . . . at close to three times" the price offered by SkyRise Investors LLC ("SkyRise"). On February 8, 1999, SkyRise had commenced a tender offer for 4.9% of the Units at a price of $2,200 per Unit.

        On February 24, 1999, the General Partner provided the Limited Partners' list to PILLC pursuant to an undertaking with respect to the use of the list. On March 1, 1999, Pharma Partners provided the General Partner with a draft of the documents relating to its offer (the "1999 Offer"). On March 3, 1999, the General Partner sent a letter to Pharma Partners stating that the disclosure obligations with respect to the 1999 Offer documents were PILLC's and, therefore, we would not, at that time, be passing or commenting on the 1999 Offer documents.

        On March 3, 1999, PILLC commenced the 1999 Offer at the price of $6,000 per Unit, less the distribution made March 15, 1999 in the amount of $175 per Unit.

        On March 8, 1999, the Board considered the terms of the 1999 Offer, and primarily because of uncertainty at that time regarding the Court's approval of the settlement of the Centocor Litigation, it determined that we should remain neutral and express no opinion toward the 1999 Offer.

        On March 15, 1999, the Court approved the settlement of the Centocor Litigation. On March 16, 1999 the Board again considered the terms of the 1999 Offer in light of the Court's approval of the settlement, and determined that the 1999 Offer was financially inadequate and that we should recommend to our Limited Partners that they reject the 1999 Offer and not tender their Units to PILLC.

        On March 12, 1999, a representative of Drug Royalty Corporation, Inc., an affiliate of DR, outlined in a letter certain general terms and conditions under which Drug Royalty Corporation, Inc. and DR would be prepared to purchase all of the CPIs owned by us (the "Initial DR Proposal"). The purchase price offered was $47 million subject to adjustment to the extent we received any distributions on the CPIs after March 12, 1999. The Initial DR Proposal was conditional on, among other things, the consent of Centocor.

        After March 12, 1999, we engaged in discussions with DR concerning possible structures of a transaction and discussions relating to the value of the Class A and Class C CPIs.

        On October 12, 1999, the Board met to consider the offer of DR to purchase 16 Class A and 83 Class C CPIs at a price of $30,808,950, subject to adjustment. The Board noted that after taking into account payments made on the CPIs after the 1998 Offer and the 1999 Offer, the price payable under the DR offer is higher than that indicated by those offers and the Board concluded that the DR offer was financially adequate and recommended that we should accept the DR offer.

        On December 17, 1999, after further discussions with DR as to the number of CPIs to be purchased, we entered into a Contractual Payment Interest Purchase Agreement with DR (the "Initial DR Purchase Agreement") under which we agreed to sell to DR ten Class A and 50 Class C CPIs for a total purchase price of $18,624,765 or $180,257 for each Class A CPI and $336,442 for each Class C CPI. The sale of these CPIs was subject to the fulfillment of conditions substantially similar to those contained in the Purchase Agreements.

        On December 17, 1999, we filed with the SEC a Form 8-K disclosing that we had entered into the Initial DR Purchase Agreement.

        By letter dated December 22, 1999 (the "December 1999 Letter") Pharma Partners informed the General Partner of their desire to discuss, negotiate and ultimately conclude an agreement reflecting a superior offer than that reflected by the Initial DR Purchase Agreement. Pharma Partners offered to acquire ten Class A and 50 Class C CPIs, the same interest as under the Initial DR Agreement, for a total purchase price of $20 million cash or $194,000 for each Class A CPI and $361,200 for each Class C CPI. The offer by Pharma Partners was subject to the entering into of a purchase agreement upon similar terms to those contained in the Initial DR Purchase Agreement. The Pharma Partners offer represented an increase of approximately 7.3% above the purchase price to be paid under the Initial DR Purchase Agreement. The Pharma Partners also indicated they were willing to purchase all of our other CPIs at the same per CPI price as set forth in the December 1999 Letter. However, to enable us to conclude the Centocor Litigation, we informed the Pharma Partners that we could not enter into an agreement to sell all of our CPIs.

        As required by the terms of the Initial DR Agreement, on December 27, 1999, the General Partner furnished a copy of the December 1999 Letter to DR. On January 3, 2000, DR informed the General Partner that they would be willing to match the terms of the December 1999 Letter and offer $194,000 for each Class A CPI and $361,200 for each Class C CPI.

        Between January 3, 2000 and February 17, 2000, DR and Pharma Partners negotiated with each other and with the General Partner to conclude purchase agreements (the "70% Purchase Agreements") relating to the sale of approximately 70% of our CPIs. On February 17, 2000, the Board, after careful review and consideration, approved the 70% Purchase Agreements. The 70% Purchase Agreements reflected a value of $194,000 for each Class A CPI and $361,200 for each Class C CPI which was equal to the price offered in the December 1999 Letter.

        At the same time that the 70% Purchase Agreements were entered into, PWDC and certain of its affiliates entered into the Class B Purchase Agreement with Pharma Partners and the Pharma Affiliates. The Class B Purchase Agreement provides that PWDC, and certain of its affiliates will sell, and the Pharma Affiliates will purchase, one Class B CPI for an aggregate purchase price of $5,350,000 (subject to adjustment based on the amount of Centocor's payment prior to the Closing of the sale). We have no interest in this Class B CPI, however, the satisfaction or waiver of certain conditions contained in the Class B Purchase Agreement is a condition to the obligation of the Pharma Affiliates to close the Pharma Affiliates Sale.

        On February 17, 2000 the Court signed, and on February 22, 2000 entered, the Final Order resolving all settlement matters relating to the Centocor Litigation. The Final Order was subject to an appeal period which expired on March 21, 2000.

        On February 29, 2000, we filed with the SEC a Form 8-K disclosing that we had entered into the 70% Purchase Agreement.

        On March 28, 2000, as required by the 70% Purchase Agreements, we informed DR and the Pharma Partners that we would be willing to sell our CPIs that were not subject to the 70% Purchase Agreements. On April 3, 2000, the Pharma Affiliates offered to purchase 8.75 Class A and 40.75 Class C CPIs and receive a Distribution In Kind of 6.25 Class A and 31.25 Class C CPIs on the terms set out in the Pharma Affiliates Purchase Agreement and DR offered to purchase seven Class A and 39 Class C CPIs on the terms set out in the DR Purchase Agreement.

        On April 3, 2000, the Board met to consider the offers and the Purchase Agreements. After careful review and consideration, the Board approved the Proposals and the Purchase Agreements were executed. The Purchase Agreements reflect a value of $194,000 for each Class A CPI and $361,200 for each Class C CPI which is equal to the price offered in the 70% Purchase Agreements.

        On April 4, 2000, we filed with the SEC a Form 8-K disclosing that we had entered into the Purchase Agreements.

Class Action Settlement

        Pursuant to a certain class action settlement agreement entered into by PWI in July 1996, class plaintiffs are entitled to obtain, at PWI's expense, a fairness opinion in connection with certain solicitations of consent by the General Partner from the Limited Partners and to communicate that opinion to the Limited Partners. The General Partner has been advised that a valuation firm has been retained by the class plaintiffs to render such an opinion with respect to the Sale Proposals and that the opinion will be available within three business days after this Consent Solicitation Statement has been mailed to the Limited Partners.

Certain Income Tax Consequences

General

        The Sale Proposals, if approved, will have certain tax implications to the Limited Partners that must be considered. The following summarizes the material federal income tax consequences arising from the Sale Proposals. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Consent Solicitation Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not and should not be considered an opinion respecting the federal or state income tax consequences of the Sale Proposals. Further, this summary is not intended to provide tax or other legal advice to any Limited Partner.

        The following summarizes the material federal income tax consequences of the Sale Proposals to investors who are individual citizens or residents of the United States. It does not address, among other things, the special tax consequences of foreign investors, trusts, tax-exempt entities or corporations.

Federal Income Tax Consequences of the Sale Proposals

        The federal income tax consequences to the Partners of the Sale Proposals will depend upon the individual circumstances of each Partner (including each Partner's tax basis in the Units owned). In general, however, upon a sale of assets, gain or loss will be recognized by a partnership measured by the difference between the partnership's adjusted basis in the assets and the amount realized on the sale. A partnership's adjusted basis in an asset is generally determined by its cost, including the amount of debt incurred to purchase the asset, reduced by depreciation or amortization deductions taken by the partnership with respect to the asset.

        We are not a taxable entity for federal income tax purposes. Accordingly, any gain or loss recognized by us from the Sale Proposals will be passed through to the Partners, with a Partner's share of such gain or loss being determined in accordance with the allocation provisions in the Partnership Agreement. As set forth in the Section Certain Income Tax Consequences to the Distribution in Kind Amendment discussion herein, the Partnership Agreement will be amended to provide that the gain attributable to the sale of the CPIs for cash will be allocated to the Partners who are receiving the proceeds of the sale of the CPIs.

        Any gain or loss on the Sale Proposals (excluding any amount attributable to accrued interest, if any) should be taxed as long or short-term capital gain and losses taxed as long- or short-term capital losses. However, if we were considered as holding securities primarily for sale to customers in the ordinary course of its trade or business (i.e., if we were treated as a "dealer"), then any gain would be treated as ordinary income. While inherently a factual question based on the facts and circumstances surrounding the purchase, holding and sales of the CPIs by us, because the CPIs were likely primarily held for long-term capital appreciation in the value of our assets, we should not be treated as a dealer.

Recommendation of the General Partner

        At a meeting of the Board held on April 3, 2000, the Board unanimously adopted resolutions expressing the Board's belief that the Pharma Affiliates Purchase Agreement and the DR Purchase Agreement are each fair to and in the best interests of the Limited Partners and us and approved each of the Sale Proposals and the Purchase Agreements and recommends that the Limited Partners vote "FOR" each of the Sale Proposals. The Board made this determination based on its assessment of our prospects and the availability, feasibility and effect on the Limited Partners of alternatives to the Sale Proposals. In assessing our prospects and remaining assets, the Board considered these factors:

               o the financial adequacy of the purchase price per CPI which represents a price that is 7.3% higher than the initial offer made by DR and reflected in the Initial DR Purchase Agreement;

               o the fact that despite our public disclosure of our entering into the Initial DR Purchase Agreement and the 70% Purchase Agreements and the material terms of those agreements, we received no offer for our CPIs at a price higher than that reflect in the Purchase Agreements; and

               o the fact that our General Partner has determined that it is in our best interest to wind-up our operations now which should provide substantial value to Limited Partners.

               o the per Non-Pharma Affiliate Unit value reflected in the Sale Proposals is higher than the values indicated in previous offers for our CPIs after taking into account distributions made since the date of those offers and the fact that the Limited Partners had the economic benefit of those payments.

        The Pharma Affiliates, as holders of 2,328 Units representing approximately 28% of the outstanding Units, have agreed to vote "FOR" the Sale Proposals.

        Failure to approve any one of the Sale Proposals may result in the failure to conclude any of the transactions contemplated by the Purchase Agreements since the Closing of each sale is conditioned on the Closing of the other.

                             THE PURCHASE AGREEMENTS

        The description of the Pharma Affiliates Purchase Agreement and the DR Purchase Agreement below summarizes the material terms of each agreement, but is not complete and is qualified by the more complete and detailed information set forth in the Purchase Agreements, copies of which are attached as Appendix A and Appendix B to this Consent Solicitation Statement and incorporated in this Consent Solicitation Statement by reference.

Purchase Price

        At the Closing of the Pharma Affiliates Sale, we will sell, and the Pharma Affiliates will buy, an aggregate of 8.75 Class A and 40.75 Class C CPIs, for a total purchase price of $16,416,400 in cash (subject to adjustment based on the amount of

Centocor's payments prior to the Closing of the sale). If the Limited Partners approve Proposal 3, we will also distribute to the Pharma Affiliates, as the holders of 2,328 Units, 6.25 Class A and 31.25 Class C CPIs instead of a cash distribution valued at $12.5 million, which represents the equivalent amount of the cash distribution the Pharma Affiliates would have received upon completion of the Sale Proposals. The purchase price payable by the Pharma Affiliates and the value of the Distribution In Kind reflect a value of $194,000 for each Class A CPI and $361,200 for each Class C CPI (subject to adjustment).

        At the Closing of the DR Sale, we will sell and DR will buy, seven Class A and 39 Class C CPIs, for a total purchase price of $15,444,800 in cash (subject to adjustment based on the amount of Centocor's payments prior to the Closing of the sale). The purchase price payable by DR reflects a value of $194,000 for each Class A CPI and $361,200 for each Class C CPI (subject to adjustment).

Adjustments to Purchase Price

        The Purchase Agreements provide that all royalty payments that we receive for the Purchased CPIs until the Closing, will reduce on a dollar-for-dollar basis the purchase price paid to us from the Sale Proposals of $31,861,200. We expect that a royalty payment in an amount that cannot be calculated at this time will be paid to us by Centocor on , 2000.

Additional Payments

        Any payments relating to the Centocor Litigation which are to be paid upon final Court approval of the Centocor settlement agreement, lump sum payments to owners of CPIs as a result of the settlement of the Centocor Litigation, and payments ordered by the Court to adjust for shortfalls or deficiencies in all periods prior to the first quarter of 1999 are to be paid to us, and will not result in an adjustment to the purchase price paid to us from the Sale Proposals. Payments ordered by the Court to adjust for shortfalls or deficiencies in all periods after the fourth quarter of 1998 are to be paid to the Purchasers in proportion to the number of CPIs owned by each Purchaser after the Closing.

        According to the settlement agreement entered into in connection with the Centocor Litigation, Centocor is to make certain payments to owners of the CPIs if certain payments are received by Centocor from the Fujisawa Pharmaceutical Company, Ltd. These payments are to be paid to the Purchasers in proportion to the number of CPIs owned by each Purchaser after the Closing.

Closing of the Sale Proposals

        The Closing will take place within three business days following the completion of the conditions set out in the Purchase Agreements, or at such other date and time as we and the respective Purchaser may mutually agree.

Conditions Precedent

        Mutual Conditions Precedent. The Closing of the Sale Proposals are subject to the satisfaction or waiver of certain conditions, including the following:

        o the truth and accuracy at the time of Closing of our representations and warranties and those of that Purchaser;

        o we and the Purchaser having complied with all covenants at the time of Closing;

        o the completion of all corporate and other proceedings related to the Purchase Agreements;

        o no legal action or proceeding having been instituted or overtly threatened by any governmental authority that seeks to effect the completion of the Sale Proposals; and

        o [we having obtained the consent of Centocor to the transfer of the Purchased CPIs to the Purchasers (and, in the case of the Pharma Affiliates, the consent of Centocor to the transfer of the Distribution In Kind CPIs).]

        Conditions Precedent to Obligations of the Pharma Affiliates and Pharma Partners. The Closing of the Sale Proposals is also subject to the satisfaction or waiver of the additional condition that the conditions to the obligations of the Pharma Affiliates and the Pharma Partners under the Class B Purchase Agreement having been satisfied or waived.

        Conditions Precedent to the Obligations of the Partnership. The Closing of the Sale Proposals is also subject to the satisfaction or waiver of the additional conditions that the transactions contemplated by each Purchase Agreement having been consummated and the Limited Partners having consented to the Sale Proposals.

Covenants of the Parties

        We agreed not to complete the sale of the Purchased CPIs until we are able to complete the Pharma Affiliates Sale and DR Sale substantially simultaneously with each other. We further agreed not to amend either the Pharma Affiliates Purchase Agreement or the DR Purchase Agreement unless the same amendments are made to both Purchase Agreements.

Termination

        Each Purchase Agreement may be terminated at any time before the Closing by:

        o the relevant Purchaser or us if any court of competent jurisdiction in the United States shall have issued a final unappealable order, decree or ruling or taking any action prohibiting the completion of the transactions under the Purchase Agreement;

        o      the mutual agreement of the relevant Purchaser and us;

        o by the relevant Purchaser or us if the Closing shall not have occurred on or before July 15, 2000; or

        o by the relevant Purchaser or us upon a material breach of any representation, warranty or covenant which remains uncured for a period of 30 days after receipt of written notice of such breach.

        If the DR Purchase Agreement is terminated for any reason, other than as a result of a material breach by DR of any representation, warranty or covenant which remains uncured for a period of 30 days after receipt of written notice of the breach from us, we are required to pay the sum of $400,000 to Drug Royalty Corporation, Inc., a Canadian corporation and an affiliate of DR, to compensate DR for its efforts and expense in connection with the DR Purchase Agreement.

        If the Pharma Affiliates Purchase Agreement is terminated for any reason, other than as a result of a material breach by Pharma Partners or the Pharma Affiliates of any representation, warranty or covenant which remains uncured for a period of 30 days after receipt of written notice of the breach from us, we are required to pay the sum of $500,000 to Pharma Partners, to compensate Pharma Partners for its efforts and expense in connection with the Pharma Affiliates Purchase Agreement.

DR Purchase Agreement -- Right of First Refusal

        Under the DR Purchase Agreement, we are prohibited from soliciting any offers to purchase the DR CPIs. If we receive a bona fide unsolicited offer from a third party to purchase on or before the Closing all or a portion of the DR CPIs or the Pharma Affiliates CPIs, we are required to notify DR of the third party offer and DR will have the right to purchase the DR CPIs for the same price and on the same terms as that being offered by the third party (the "Right of First Refusal"). If DR does not elect to exercise the Right of First Refusal or if we determine that the price or terms being offered by DR are not the same or better than those offered by the third party, the DR Purchase Agreement will terminate without any further liability or obligation of either of the parties (except for the payment specified above).

Pharma Affiliates Purchase Agreement -- Agreement to Vote and No Solicitation Provision

        Under the Pharma Affiliates Purchase Agreement, the Pharma Affiliates agreed to vote all of their Units in favor of each of the Proposals and to not encourage or solicit any Limited Partner to vote against any of the Proposals.

        Under the Pharma Affiliates Purchase Agreement, we are prohibited from soliciting offers to purchase the Pharma Affiliates CPIs, including the Distribution In Kind CPIs. If we receive a bona fide unsolicited offer from a third party to purchase the Pharma Affiliates CPIs or the DR CPIs, prior to the Closing which, upon the advice of counsel, our General Partner determines is legally advisable for us to pursue or accept for the General Partner to comply with its fiduciary duties, the General Partner will be allowed to discuss and negotiate with the third party, provided that within three business days of receipt of the third party offer we notify Pharma Partners of the third party offer and provide them with a copy of the offer, and, after three business days of providing them with a copy of the third party offer, the General Partner is permitted to consummate the third party offer and recommend it to the Limited Partners without further liability (except for the payment specified above).

                                   PROPOSAL 3
                         DISTRIBUTION IN KIND AMENDMENT

Background to the Distribution In Kind Amendment

        The Distribution In Kind Amendment seeks consent to amend the Partnership Agreement to provide that before entering into any agreement to sell any of our assets (which would include the sale contemplated by the Sale Proposals), we will notify any holder of five percent or more of the Units and any holder of five percent or more of the Units may elect to receive, in kind, their proportionate share of the assets to be sold instead of a cash distribution of the proceeds of such sale. A copy of the Distribution In Kind Amendment is attached as Appendix C.

        The Pharma Affiliates had advised us that they wanted to acquire 8.75 Class A and 40.75 Class C CPIs. As a condition to their offer, the Pharma Affiliates requested that a portion of the CPIs be distributed to them rather than purchased for cash to avoid certain negative tax consequences anticipated by the Pharma Affiliates. To enable us to make this distribution to the Pharma Affiliates, we are seeking your consent to amend the Partnership Agreement to provide that prior to entering into any agreement to sell our assets, we will notify any holder of five percent or more of the Units who may elect to receive, in kind, their proportionate share of the assets to be sold rather than a cash distribution of the proceeds of the sale.

Reasons and Consequences of the Distribution In Kind Amendment

        While a Distribution In Kind will not be made to any Limited Partner holding less than five percent of the Units (and we are not aware of any Limited Partner, other than the Pharma Affiliates, who holds five percent or more of the Units), the General Partner believes that the Distribution In Kind Amendment will not diminish the value of the Sale Proposals to the other Limited Partners. The offer made by the Pharma Affiliates is 7.3% higher per CPI than the initial offer made by DR and reflected in the Initial DR Purchase Agreement. However, as a condition to the higher offer, the Pharma Affiliates requested a Distribution In Kind of their proportionate Limited Partnership interest in the Purchased CPIs.

        The Pharma Affiliates, in the aggregate, own 2,328 Units representing approximately 28% of the aggregate number of outstanding Units. If the Distribution In Kind Amendment is approved by Limited Partners, the Pharma Affiliates will receive a distribution in kind of the Distribution in Kind CPIs instead of a Net Cash Proceeds Distribution they would otherwise be entitled to as a result of the Sale Proposals.

        After the distribution of the Distribution In Kind CPIs, the Pharma Affiliates will have waived any right to receive a Net Cash Proceeds Distribution from us relating to the Sale Proposals except that we will distribute in cash to them an amount equal to the difference, if any, between the amount of cash that would have been distributed to the Pharma Affiliates had the Distribution In Kind CPIs been purchased for cash and the value of the Distribution In Kind CPIs (as so determined) (which difference is calculated to be $7,312 based on the unadjusted purchase price per CPI). This difference arises because in calculating the number of CPIs that have an equivalent value to the Net Cash Proceeds Distribution the Pharma Affiliates would receive from the Sale Proposals, we rounded downward to avoid distributing fractional CPIs.

        A copy of the Distribution In Kind Amendment is attached to this Consent Solicitation Statement as Appendix C, and should be read in its entirety.

Interest of Parties

        The Pharma Affiliates together own 2,328 Units representing approximately 28% of the outstanding Units and, as a result, will receive the Distribution In Kind CPIs upon the completion of the Sale Proposals.

Certain Income Tax Consequences

        If the Pharma Affiliates were to acquire the Distribution In Kind CPIs for cash, the sale would trigger a taxable gain to the Pharma Affiliates in an amount equal to the entire purchase price of the assets. This tax would possibly not be subject to other offset or deduction, making the tax that would be payable a significant incremental cost to the Pharma Affiliates, and reducing the price that could be paid for the CPIs. The other Limited Partners will be unaffected by the Distribution In Kind, and will receive the same cash consideration that they would have received if the Distribution In Kind CPIs were sold for cash. The second component of the condition required by the Pharma Affiliates is that the gain attributable to the sale of the Purchased CPIs be allocated to the Partners who are receiving the Net Cash Proceeds Distribution. This allocation of gain will not reduce the Net Cash Proceeds Distribution to the Limited Partners, and will result in the reporting to such Limited Partners of the same amount of taxable gain as would have been reported if the Dividend In Kind CPI's were sold for cash rather than distributed to the Pharma Affiliates.

Recommendation of the General Partner

        At a meeting of the Board held on April 3, 2000, the Board unanimously adopted resolutions expressing the Board's belief that the Distribution In Kind Amendment is fair to and in the best interests of the Limited Partners and us and has approved the Distribution In Kind Amendment and recommends that the Limited Partners vote "FOR" the Distribution In Kind Amendment.

        The Board made this determination based on its assessment of the Proposals as a whole and, particularly, on the fact that the Distribution In Kind Amendment will result in increased value being realized by Limited Partners. The offer made by the Pharma Affiliates, and matched by DR, is 7.3% higher than the initial offer made by DR and reflected in the Initial DR Purchase Agreement. However, as a condition to the higher offer, the Pharma Affiliates requested a Distribution In Kind of their proportionate limited partnership interest in the Purchased CPIs.

        The Pharma Affiliates, as holders of 2,328 Units representing approximately 28% of the outstanding Units, have agreed to vote "FOR" the Distribution In Kind Amendment.

        Failure to approve the Distribution In Kind Amendment may result in the failure to consummate either of the Sale Proposals since the Pharma Affiliates Sale is subject to Limited Partner approval of the Distribution In Kind Amendment and the Closing of each of the Sale Proposals is conditioned on the other.

                 INFORMATION CONCERNING THE CONSENT SOLICITATION

General

        This Consent Solicitation Statement is being furnished to the Limited Partners in connection with the solicitation of written consents by the General Partner to consider and vote on the Proposals.

        This Consent Solicitation Statement and the accompanying consent card are first being mailed to Limited Partners on or about _________, 2000. The cost of this solicitation will be borne by us.

        The General Partner may contact brokers and representatives who originally sold the Units to investors and request their assistance in encouraging investors to return their consent cards. These brokers or representatives would not be compensated for this assistance nor would they be asked to make any recommendation as to how the investors should vote. Additionally, the General Partner may retain a consent solicitor to assist in contracting brokers or investors to encourage the return of consent cards, although it does not anticipate doing so. We have retained MAVRICC Management Systems, Inc. ("MAVRICC") to collect the consent cards and tabulate the results.

Deadline For Consent

        Consent must be received by MAVRICC by mail or facsimile before _______, 2000, at 5:00 pm (New York time), unless such date or time is extended for an aggregate of up to an additional 60 days in the sole discretion of our General Partner or unless the necessary vote to approve each of the proposals is received earlier.

Record Date; Units Entitled To Vote

        The General Partner has fixed the close of business on _______, 2000 as the Record Date for determining the Limited Partners who are entitled to notice of the solicitation of Consent and to give their Consent to the Proposals. As of the Record Date, 8,257 Units were outstanding and owned of record by ____ persons. The persons who are Limited Partners on the Record Date are entitled to one vote per Unit.

Vote Required

        Pursuant to the Partnership Agreement, the approval of the Proposals requires the affirmative vote of a majority in interest of all Limited Partners and the General Partner. The approval of the Proposals will be obtained through this solicitation of written consents of the Limited Partners, and no meeting of the Limited Partners will be held to vote on the Proposals.

        Reference to a majority in interest means Partners whose adjusted capital contributions aggregate more than 50% of the adjusted capital contributions of all

Partners. Accordingly, the approval of each of the Proposals requires the consent of the holders of more than 50% of the outstanding Units.

        We have been advised that, as of the Record Date, the Pharma Affiliates collectively owned and have the right to vote 2,328 Units representing approximately 28% of the outstanding Units. The Pharma Affiliates have agreed to vote "FOR" each of the Proposals.

        Approval of each of the Proposals, including the Pharma Affiliates Sale, requires only the consent of the holders of more than 50% of all outstanding Units and does not require the consent of the holders of a majority of the Units not controlled by the Pharma Affiliates.

Regulatory Matters

        No material regulatory approvals are required in order to effect the Proposals, [although the consent of Centocor is required for the transfer of the CPIs to the Purchasers].

Effect of Abstentions

        For purposes of determining approval of each of the Proposals, abstentions (including abstentions that result form the failure of a bank, broker or other nominee to cast a vote) will have the same legal effect as a vote "AGAINST" each of the Proposals.

Consents; Revocation

        A consent card is included with this Consent Solicitation Statement. Please use the consent card to cast your vote on the proposals.

        Consent must be received by __________, 2000, at 5:00 p.m. (New York time) at the office of MAVRICC unless such date or time is extended for an aggregate of up to an additional 60 days in the sole discretion of the General Partner, unless the necessary vote to approve the Proposal is received earlier (the "Expiration Date").

        If the consent card is properly signed and is not revoked by an investor, the Units it represents will be voted in accordance with the instructions of the Limited Partner. If no specific instructions are given, the Units will be counted as a vote "FOR" each of the Proposals. A Unitholder may revoke his consent card at any time before the Expiration Date. An investor must advise us of revocation of his or her consent card in writing, which revocation must be received by the General Partner at 1285 Avenue of the Americas, New York, NY 10019, prior to the Expiration Date.

No Appraisal Rights

        If the owners of more that 50% of the outstanding Units consent to the proposals, all Limited Partners will be bound by such consent (including Limited Partners who do not consent). Non-consenting Limited Partners are not entitled to any rights of appraisal or similar rights that may be available to dissenting shareholders in a corporation.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Our Annual Report on Form 10-K for the year ended December 31, 1999 is incorporated by reference in this Consent Solicitation Statement.

        All documents and reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement and prior to the Expiration Date will be deemed to be incorporated by reference in this Consent Solicitation Statement and to be a part of this Statement from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference will be modified or superseded to the extent that a statement contained in this Consent Solicitation Statement or in any other subsequently filed document which also is to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

        This Consent Solicitation Statement incorporates documents by reference with are not presented herein or delivered herewith. A copy of any or all documents incorporated by reference herein (other than exhibits thereto which are not specifically incorporated by reference herein) will be provided without charge to each person to whom this Consent Solicitation Statement is delivered upon oral or written request within one business day of receipt of such request to the General Partner.

                                -----------------

        YOUR VOTE IS VERY IMPORTANT. Please sign and return promptly the enclosed consent card in the envelope provided or fax it to MAVRICC at ________.


_____________, 2000

                                   APPENDIX A

                              AMENDED AND RESTATED

                          CONTRACTUAL PAYMENT INTEREST

                               PURCHASE AGREEMENT

                                      Among

        PaineWebber R&D Partners II L.P., a Delaware limited partnership,


                                       and

                           Bioventure Investments, kft

                          Pharmaceutical Royalties, LLC

                          Pharmaceutical Partners, LLC


                                  April 4, 2000

                    AMENDED AND RESTATED CONTRACTUAL PAYMENT
                           INTEREST PURCHASE AGREEMENT

        This Amended and Restated Contractual Payment Interest Purchase Agreement (the "Agreement") is dated as of April 4, 2000, by and among PAINEWEBBER R&D PARTNERS II, L.P., a Delaware limited partnership ("PaineWebber"), Bioventure Investments, kft, a Hungarian company ("Bioventure"), Pharmaceutical Royalties, LLC, a Delaware limited liability company ("Pharma Royalties" and, together with Bioventure, the "Pharma Affiliates") and Pharmaceutical Partners, LLC, a Delaware limited liability company and the manager of the Pharma Affiliates ("Pharma Partners").

                                    RECITALS

        A. PaineWebber is the owner of certain Centocor Partners III L.P. Contractual Payment Interests ("CPIs") relating primarily to the sales of ReoPro(R), a dual receptor glycoprotein IIB/IIIA therapeutic manufactured and owned by Centocor ("ReoPro") and paid by Centocor, Inc. ("Centocor"). In this regard, there exist a total of 543.25 units representing contractual payment interests comprised of 431.25 Class A CPIs, one (1) Class B CPI, and 111 Class C CPIs. PaineWebber owns twenty-two (22) Class A and one hundred eleven (111) Class C CPIs. The CPIs represent right, title, and interest in a proportionate share of certain royalty payments based on the sale of ReoPro. The terms of the CPIs are set forth more fully in inter alia, that certain Amended and Restated Partnership Purchase Option Agreement dated as of December 23, 1987, as amended as of March 23, 1988 (the "Option Agreement") and that certain Partnership Purchase Agreement by and among Centocor and certain affiliates thereof and PaineWebber and/or affiliates thereof, attached as Exhibit A to the Option Agreement; the Stipulation and Agreement of Compromise, Settlement and Release dated May 1997, as amended by an Agreement dated October 7, 1997 (the "Settlement Agreement"), together with all other pertinent and relevant agreements and/or stipulations entered in connection with the case captioned PaineWebber R&D Partners II, L.P. v. Centocor, Inc., et al.,; Case No. 14405 (New Castle Cty., Del. Chanc. (the "Court")) (the "Centocor Litigation").

        B. The Pharma Affiliates wish to purchase certain of the CPIs from PaineWebber, and PaineWebber wishes to sell certain of the CPIs to the Pharma Affiliates, subject to the terms and conditions set forth herein.

        C. PaineWebber, the Pharma Affiliates and Pharma Partners have previously entered into a Contractual Contingent Payment Interest Purchase Agreement dated as of February 17, 2000 (the "Original Agreement") and have agreed that it is in their mutual best interest to amend and restate in its entirety the Original Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                            PURCHASE AND SALE OF CPIs

        1.1 Sale of CPIs; Purchase Price. PaineWebber hereby agrees to sell to the Pharma Affiliates, and the Pharma Affiliates hereby agree to purchase from PaineWebber eight and seventy-five one-hundredths (8.75) Class A and forty and seventy-five one- hundredths (40.75) Class C CPIs (the "Purchase CPIs") at a purchase price of US $194,000 per each Class A CPI and US $361,200 per each Class C CPI, for an aggregate purchase price (the "Purchase Price") of US $16,416,400, payable in cash, provided that the Purchase Price (and purchase price per Purchase CPI) shall be subject to adjustment pursuant to Section 1.2 hereof. PaineWebber shall sell the Purchase CPIs and the Pharma Affiliates shall buy the Purchase CPIs as follows:

Purchaser                     Class      Number              Total
---------                     -----      ------              -----
Bioventure                      A        7.00                $ 1,358,000
                                C        32.75                11,829,300

Pharma Royalties                A        1.75                $   339,500
                                C        8.00                  2,889,600

        Pharma Partners shall cause the Pharma Affiliates to pay the Purchase Price.

               1.1.1 Distribution in Kind. It is understood among the parties hereto that, as of the date hereof, the Pharma Affiliates in the aggregate own 2,328 units representing limited partnership interests in PaineWebber (the "Units"). The Units constitute 28.1942594% of the aggregate number of outstanding Units. At the Closing, (i) PaineWebber hereby agrees to distribute in kind to the Pharma Affiliates an aggregate of six and twenty-five one hundredths (6.25) Class A and thirty-one and twenty-five one hundredths (31.25) Class C CPIs (the "Distribution in Kind CPIs") and (ii) effective upon receipt of such distribution, the Pharma Affiliates, as holders of limited partnership interests in PaineWebber, hereby waive any right to receive a cash distribution from PaineWebber in respect of the transactions contemplated by Section 1.1 of this Agreement and in respect of the transactions contemplated by the DRI Agreement (as hereinafter defined), except that PaineWebber will distribute in cash (the "Rounding Cash Amount") an amount equal to the difference, if any, between (i) the amount of cash that would have been distributed to the Pharma Affiliates had the Distribution in Kind CPIs been purchased at the purchase price per Purchase CPI (determined on the basis of the purchase price per Purchase CPI as adjusted pursuant to Section 1.2) and (ii) the value of the Distribution in Kind CPIs (as so determined) (which difference is determined to be $7,312 based on the unadjusted purchase price per Purchase CPI set forth in
Section 1.1). PaineWebber shall distribute the Distribution in Kind CPIs as follows:

Distributee                   Class      Number              Total Value
-----------                   -----      ------              -----------
Bioventure                      A        5.00                $   970,000
                                C        25.00                 9,030,000

Pharma Royalties                A        1.25                $   242,500
                                C        6.25                  2,257,500

        Upon receipt of the Distribution in Kind CPIs pursuant to this Section 1.1(b), the Pharma Affiliates, without further action on their part, shall be deemed to have waived their right to receive a cash distribution from PaineWebber in respect of the transactions contemplated by Section 1.1 of this Agreement and in respect of the transactions contemplated by the DRI Agreement except for distribution of the Rounding Cash Amount.

        1.2 Adjustment to Purchase Price. (a) The aggregate Purchase Price (and the purchase price per Purchase CPI) shall be adjusted upwards or downwards, on a dollar-for- dollar basis, to the extent the royalty payments that PaineWebber has received for the Purchase CPIs for the first and second quarters of 1999 differ from that set forth in Appendix I attached hereto and made a part hereof. By way of example, the Purchase Price will be adjusted upwards in the event royalty payments that have been received by Paine Webber are less than as set forth in Appendix I, and the Purchase Price will be adjusted downwards in the event royalty payments that have been received by Paine Webber are more than as set forth in Appendix I.

               (b) The aggregate Purchase Price (and the purchase price per Purchase CPI) shall also be adjusted downwards, on a dollar-for-dollar basis, to the extent that PaineWebber receives any royalty payment with respect to the Purchase CPIs for periods after June 30, 1999. To the extent of any such reduction, the obligations of PaineWebber in Section 1.3(d) hereof shall be similarly reduced.

        1.3    Additional Payments.

               (a) Background. The parties hereto acknowledge that certain lumpsum payments shall be made to owners of the CPIs as a result of the settlement of the Centocor Litigation in connection with sales of ReoPro reaching $600 million (the "Sales Payment"). The parties hereto acknowledge that certain lumpsum payments to be paid to PaineWebber as an owner of the Purchase CPIs may relate to deficiencies in CPI payments previously paid to PaineWebber. Pursuant to the Settlement Agreement, the parties hereto further acknowledge that Centocor will make certain payments to owners of the CPIs if certain payments are received by Centocor from the Fujisawa Pharmaceutical Company, Ltd. (the "Fujisawa Milestone Payments").

               (b) Attribution of Lumpsum Payments Pursuant to the Settlement Agreement. Notwithstanding the foregoing, (i) any payments relating to the Centocor Litigation which are to be paid upon final judicial approval of the Settlement Agreement (ii) the Sales Payment, and (iii) payments ordered by the Court as stipulated to by the parties to the Centocor Litigation to adjust for shortfalls or deficiencies in all periods prior to the first quarter of 1999 are to inure to the benefit of, and be paid to, PaineWebber, and payments ordered by the Court as stipulated by the parties to the Centocor Litigation to adjust for shortfalls or deficiencies in all periods after the fourth quarter of 1998 are to inure to the benefit of, and be paid to, the Pharma Affiliates in proportion to the number of CPIs owned by the Pharma Affiliates after the Closing on the Closing Date.

               (c) Payment of Fujisawa Milestone Payments to the Pharma Affiliates. The parties hereto agree that all right, title, and interest in and to any Fujisawa Milestone Payments shall inure to the benefit of the Pharma Affiliates in proportion to the number of CPIs owned by the Pharma Affiliates after the Closing on the Closing Date.

               (d) Attribution of Royalty Payments. The parties hereto agree that all royalty payments payable with respect to the Purchase CPIs for periods after June 30, 1999, shall be payable to and inure to the benefit of the Pharma Affiliates in proportion to the number of CPIs owned by the Pharma Affiliates after the Closing on the Closing Date if Centocor agrees to pay the Pharma Affiliates directly. Any such payments made to PaineWebber by Centocor in lieu of being made directly to the Pharma Affiliates by Centocor shall be held by PaineWebber in trust for the Pharma Affiliates and paid to the Pharma Affiliates within two (2) business days of receipt thereof in proportion to the number of CPIs owned by the Pharma Affiliates after the Closing on the Closing Date.

        1.4    Closing.

               1.4.1 Closing Date. The closing on the sale of the Purchase CPIs ("Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, within three (3) business days following completion of the conditions set forth in Article 5, or at such other place or at such other date and time as PaineWebber and the Pharma Partners may mutually agree (the "Closing Date").

               1.4.2  Consent Solicitation Statement.

                      (a) As promptly as practicable after the execution of this Agreement, PaineWebber shall prepare and file with the Securities and Exchange Commission (the "SEC") a consent solicitation statement (together with any amendments thereto, the "Consent Solicitation Statement") relating to the solicitation of the consent of PaineWebber's Limited Partners (the "Consent") to the approval of (i) this Agreement and the transactions contemplated hereby and
(ii) the DRI Agreement and the transactions contemplated thereby (such matters being the "Approved Matters"). Pharma Partners and the Pharma Affiliates shall furnish all information concerning them, the offer contemplated by this Agreement, and, to the extent required by applicable law, their analysis of and plans for PaineWebber's properties, as PaineWebber may reasonably request in connection with the preparation of the Consent Solicitation Statement. The Consent Solicitation Statement shall be mailed to the Limited Partners of PaineWebber as promptly as practicable following satisfactory response from the SEC of any matters raised by the SEC with respect to the Consent Solicitation Statement. PaineWebber shall cause the Consent Solicitation Statement to comply as to form and substance in all material respects with the applicable requirements of the Securities Exchange Act of

1934 and shall use its best efforts so that none of the information included in the Consent Solicitation Statement shall, at the time the Consent Solicitation Statement (or any amendment thereof or supplement thereto) is first mailed to the Limited Partners of Paine Webber contains any untrue statements of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (b) The Consent Solicitation Statement shall include the recommendation of the General Partner of PaineWebber to PaineWebber's Limited Partners that they vote in favor of the approval of the Approved Matters (except that the General Partner may withdraw, modify or refrain from making such recommendations to the extent that the General Partner of PaineWebber determines, upon the advice of counsel, that to include such recommendation or not withdraw such recommendation if previously included would cause PaineWebber to breach its fiduciary duty to the Limited Partners of PaineWebber under applicable law).

                      (c) No amendment or supplement to the Consent Solicitation Statement filed with the SEC shall be made without the approval of Pharma Partners, which approval shall not be unreasonably withheld or delayed. PaineWebber shall promptly advise Pharma Partners of any request by the SEC for amendment to the Consent Solicitation Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               1.4.3. Consent. PaineWebber shall seek the Consent of its Limited Partners as promptly as practicable following mailing of the Consent Solicitation Statement for the purpose of voting upon the approval of the Approved Matters. PaineWebber shall use its reasonable best efforts to solicit from its Limited Partners consents in favor of the approval of this Agreement and the transactions contemplated hereby pursuant to the Consent Solicitation Statement and shall take such other action as is reasonably necessary or advisable to secure the vote or consent of Limited Partners required by applicable law, except to the extent that the General Partner determines, upon the advice of counsel, that doing so would cause PaineWebber to breach its fiduciary duties to the Limited Partners of PaineWebber under applicable law.

               1.4.4. No Solicitation. PaineWebber shall not, directly or indirectly, solicit any offers to purchase, or discuss or otherwise negotiate with any person in respect of the purchase of, the Purchase CPIs; provided, however, in the event PaineWebber receives a bona fide unsolicited offer from an unaffiliated third party (the "Third Party Offer") to purchase all or any portion of the Purchase CPIs, the Distribution in Kind CPIs or the CPIs that are the subject of the DRI Agreement (while such agreement is in effect) after the execution and delivery of this Agreement but prior to the Closing Date which, upon the advice of counsel, PaineWebber's General Partner determines is legally advisable for PaineWebber to pursue or accept for the General Partner to comply with its fiduciary duties to the Limited Partners of PaineWebber, (a) after the General Partner's compliance with the provisions set forth in clause (A) of the proviso below, the General Partner shall be entitled to discuss or otherwise negotiate with such unaffiliated third party in respect of the Third Party Offer and (b) after the time specified in the last sentence of this Section 1.4.4, the General Partner may accept and consummate such Third Party Offer and recommend its approval by its Limited Partners without any further liability or obligation of any of the parties hereto to the other (except as provided in Section 6.5(b)); provided, further, however, that (A) within three business days of receipt of any Third Party Offer, Paine Webber shall, subject to any confidentiality restrictions pertaining to the identity of the third party, notify Pharma Partners and provide Pharma Partners with a true and complete copy of the Third Party Offer, if the Third Party Offer is in writing, or a written summary of all material terms and conditions thereof if it is not in writing, and (B) PaineWebber shall provide Pharma Partners (simultaneously with the time that such documents are provided to such third party) with all documents containing or referring to non-public information of PaineWebber that are supplied to such third party, to the extent not previously supplied by PaineWebber to Pharma Partners. Notwithstanding anything in this Agreement to the contrary, PaineWebber shall not accept or recommend for approval to its Limited Partners, or enter into any agreement (the "Third Party Agreement") concerning a Third Party Offer for a period of not less than three business days after PaineWebber furnishes Pharma Partners with a true and complete copy of such Third Party Offer, if the Third Party Offer is in writing, or a written summary of all material terms and conditions thereof, if it is not in writing.

               1.4.5. Vote by Pharma Affiliates. Pharma Affiliates (i) shall vote all of their Units in favor of each of the Approved Matters, (ii) shall not encourage or solicit any Limited Partner of PaineWebber to vote against any Approved Matter and (iii) consents to a statement to the foregoing effect appearing in the Consent Solicitation Statement.

               1.4.6. Closing Date. The Closing Date shall occur on the date on which all conditions to Closing have been satisfied or waived. On the Closing Date, PaineWebber shall deliver to the Pharma Affiliates the Centocor consent and applicable assignment documents, certificates and other documentation required by Section 5.1, and the Pharma Affiliates shall deliver the Purchase Price to PaineWebber.

                                    ARTICLE 2

                             [INTENTIONALLY DELETED]

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF PAINEWEBBER

        PaineWebber makes to Pharma Partners and the Pharma Affiliates the representations and warranties contained in this Article 3.

        3.1 Organization, Good Standing, and Power. PaineWebber has all requisite power to own and sell the CPIs, to execute and deliver this Agreement, and to perform such obligations hereunder.

        3.2 CPIs. PaineWebber is the owner of, and holds title to, the number of CPIs set forth in Recital A hereof. Such CPIs (a) were acquired pursuant to, inter alia, the Option Agreement and that certain Partnership Purchase Agreement by and among Centocor, and certain affiliates thereof and PaineWebber and/or affiliates thereof, attached as Exhibit A to the Option Agreement and as such documents have been stipulated as true and correct by the parties thereto in connection with the Centocor Litigation; the Settlement Agreement, the Final Order, and pleadings, stipulations, or agreements relevant to PaineWebber's right, title, and interest in and to the CPIs in connection with the Centocor Litigation (collectively, the "Title Documents"), and such Title Documents constitute all of the agreements, terms, and conditions pertaining to the CPIs to which PaineWebber is a party and the Title Documents remain in full force and effect and binding upon the respective parties thereto in accordance with their respective terms, unamended; (b) have been held by PaineWebber for at least two
(2) years for the purpose of resale under Rule 144(k) under the Securities Act of 1933, as amended; and (c) are owned by PaineWebber free and clear of all pledges, liens, encumbrances, or claims of any kind. PaineWebber does not control, is not controlled by, nor is under common control with Centocor (with "control" and similar words having the meaning ascribed to them under the Securities Act of 1934, as amended, and the rules and regulations thereunder). There have been no previous splits, subdivisions, recapitalizations, or the like with respect to the CPIs. PaineWebber has not entered into any agreement with any third party selling or transferring, or purporting to sell or transfer, any interest in the Purchase CPIs or suspending, terminating, or waiving any right, benefit, or entitlement under the Purchase CPIs, except as expressly set forth in the Settlement Agreement. As of the date hereof, PaineWebber has not (i) received any royalty payment for Purchase CPIs for any period commencing on or after October 1, 1999, and (ii) received any payments arising from the Centocor Litigation reflecting deficiencies of royalty payments previously made.

        3.3 Authorization and Binding Effect. The execution, delivery, and performance of this Agreement by PaineWebber has been duly authorized by all necessary action. This Agreement has been duly executed and delivered by PaineWebber and, assuming due authorization, execution and delivery by Pharma Partners, constitutes the legal, valid, and binding obligation of PaineWebber, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws that generally affect creditors and except as may be limited by general principles of equity.

        3.4 No Breach. The execution, delivery, and performance of this Agreement by PaineWebber, and the performance of this Agreement by PaineWebber will not violate any agreement, charter or partnership documents or any judgment, award, or decree or any material indenture, agreement, or other instrument to which it is a party, or by which such member or its properties or assets are bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of its properties or assets except to the extent the effect thereof will not be materially adverse to PaineWebber's ability to fulfill its obligations under this Agreement and except for the consent of Centocor required for the sale and transfer of Purchase CPIs hereunder.

        3.5 Third Party Consents. No consent, approval, or authorization of, or designation, declaration or filing with, any federal or state governmental authority in the United States or any other third party is required on the part of PaineWebber in connection with the valid execution and delivery of this Agreement, the purchase and sale of Purchase CPIs, or the consummation of any other transaction contemplated hereby, except, (i) if required, qualifications or filings in connection with the exemptions under applicable state "blue sky" laws and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications (ii) the consent of Centocor and (iii) the consent of a majority in interest of the Limited Partners of PaineWebber.

        3.6 No Finder's Fee. PaineWebber has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and hereby agrees to indemnify and to hold Pharma Partners and the Pharma Affiliates harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which PaineWebber, or any of its employees or representatives, are responsible.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF PHARMA PARTNERS
                            AND THE PHARMA AFFILIATES

     Pharma Partners and the Pharma Affiliates represent and warrant to PaineWebber that:

        4.1 Organization, Good Standing, and Power. Each of the Pharma Affiliates has all requisite power and authority to acquire the Purchase CPIs and to receive the distribution of the Distribution in Kind CPIs, and Pharma Partners and each of the Pharma Affiliates has all requisite power and authority, to execute and deliver this Agreement, and to perform its obligations hereunder.

        4.2 Authorization and Binding Effect. The execution, delivery, and performance of this Agreement by Pharma Partners and the Pharma Affiliates has been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Pharma Partners and the Pharma Affiliates and, assuming due authorization, execution and delivery by PaineWebber, constitutes the legal, valid, and binding obligation of Pharma Partners and the Pharma Affiliates, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws that generally affect creditors and except as may be limited by general principles of equity.

        4.3 No Breach. The execution, delivery, and performance by Pharma Partners and the Pharma Affiliates of this Agreement will not violate its organizational documents or any judgment, award, or decree or any material indenture, agreement, or other instrument to which any of them is a party, or by which any of them or its properties or assets are bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of any of them, except to the extent the effect thereof will not be materially adverse to the ability of any of them to fulfill its obligations under this Agreement.

        4.4 No Finder's Fee. Neither Pharma Partners nor either of the Pharma Affiliates has retained a finder or broker in connection with the transactions contemplated by this Agreement, and each of the Pharma Affiliates and Pharma Partners hereby agrees to indemnify and hold PaineWebber harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Pharma Partners or either of the Pharma Affiliates, or any of its employees or representatives, is responsible.

                                    ARTICLE 5

                       CONDITIONS PRECEDENT AND COVENANTS

        5.1 Conditions Precedent to Obligations of Pharma Partners and the Pharma Affiliates.

     The obligations of Pharma Partners and the Pharma Affiliates under this Agreement are subject, at the option of Pharma Partners, to the satisfaction or waiver, in whole or in part, of each of the following conditions at or prior to the Closing Date:

               5.1.1 Accuracy of Representations and Warranties. The representations and warranties of PaineWebber contained in this Agreement and in the certification of the Title Documents by PaineWebber Development Corp. shall be true and correct in all material respects when made and on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and PaineWebber shall have delivered to Pharma Partners a certificate to that effect.

               5.1.2 Compliance with Covenants. PaineWebber shall in all material respects have performed and complied with all terms, agreements, covenants, and conditions of this Agreement to be performed or complied with by it at the Closing Date, and PaineWebber shall have delivered to Pharma Partners a certificate to that effect.

               5.1.3 All Proceedings To Be Satisfactory. All corporate and other proceedings to be taken by PaineWebber in connection with this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to

Pharma Partners and its counsel and Pharma Partners and its counsel shall have received all such certified or other copies of such documents as it may reasonably request.

               5.1.4 Legal Action or Proceedings. Except as set forth herein, no legal action or proceeding shall have been instituted or overtly threatened by any governmental authority seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of transactions contemplated by this Agreement. The parties to this Agreement acknowledge that the Court has rendered on February 17, 2000 and entered on February 22, 2000 a final order resolving all settlement matters in the Centocor Litigation.

               5.1.5 Consent Obtained. PaineWebber shall request Centocor to consent to the sale of the Purchase CPIs and the distribution of the Distribution in Kind CPIs within five (5) business days of the issuance of the Final Order. Pharma Partners shall receive a copy of such request when delivered to Centocor. PaineWebber shall have obtained the consent of Centocor in form satisfactory to the Pharma Affiliates, as to the transfer of the Purchase CPIs and the distribution of the Distribution in Kind CPIs in each case to the Pharma Affiliates or their affiliates (or to their nominees).

               5.1.6 Delivery of CPI Documentation. Paine Webber shall deliver to Pharma Partners within five (5) days of the date of execution hereof either original or true and correct certified copies of all Title Documents, together with statements or financial reports pertaining to royalty payments made to PaineWebber for the CPIs for the first and second quarters of 1999. On closing, PaineWebber Development Corp., a Delaware corporation, shall deliver to Pharma Partners, in form satisfactory to Pharma Partners and its counsel, a certificate certifying that the Title Documents are true and correct copies thereof and remain in full force and effect and have not been amended.

               5.1.7 Class B Closing. All of the conditions precedent to the obligations of Pharma Partners and the Pharma Affiliates as set forth in Section
5.1 of the Contractual Payment Interest Purchase Agreement dated as of the date hereof among PaineWebber Development Corporation, Pharma Partners and the Pharma Affiliates shall have been satisfied or waived.

        5.2 Conditions Precedent to Obligations of PaineWebber. The obligations of PaineWebber under this Agreement are subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

               5.2.1 Accuracy of Representations and Warranties. The representations and warranties of Pharma Partners and the Pharma Affiliates contained in this Agreement or in any certificate or document delivered to PaineWebber pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and Pharma Partners shall have delivered to PaineWebber a certificate to such effect.

               5.2.2 Compliance with Covenants. Pharma Partners and the Pharma Affiliates shall in all material respects have performed and complied with all terms, agreements, covenants, and conditions of this Agreement to be performed or complied with by them at the Closing Date, and Pharma Partners shall have delivered to PaineWebber a certificate to that effect.

               5.2.3 All Proceedings To Be Satisfactory. All proceedings to be taken by Pharma Partners and the Pharma Affiliates in connection with this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to PaineWebber and its counsel, and PaineWebber and its counsel shall have received all such certified or other copies of such documents as it may reasonably request.

               5.2.4 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or overtly threatened by any governmental authority seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of transactions contemplated by this Agreement. The parties to this Agreement acknowledge that the Court has rendered on February 17, 2000 and entered on February 22, 2000 a final order resolving all settlement matters in the Centocor Litigation.

               5.2.5 Consent Obtained. PaineWebber shall have obtained the consent of Centocor to the transfer of the Purchase CPIs and the distribution of the Distribution in Kind CPIs in each case to the Pharma Affiliates or their affiliates (or to their nominees).

               5.2.6. Limited Partner Consent. The Limited Partners of PaineWebber shall have consented to this Agreement and the transactions contemplated hereby in accordance with the provisions of PaineWebber's Agreement of Limited Partnership and applicable law.

               5.2.7. DRI Agreement. The transactions contemplated by the DRI Agreement shall have been consummated in accordance with the terms thereof; provided, that in the event DRI fails to satisfy its conditions to closing under the DRI Agreement, this condition shall be deemed waived. Nothing in this
Section 5.2.7 is intended to affect PaineWebber's right to waive any closing condition in the DRI Agreement if such waiver complies with the provisions of
Section 5.3(c).

        5.3    Covenant of the Parties to Complete Transaction.

               5.3.1 PaineWebber and Pharma Partners hereby covenant and agree to use all reasonable efforts to effect the closing of the transactions contemplated hereby; provided that the obligations of PaineWebber in this
Section 5.3(a) are subject to the rights of the PaineWebber and the General Partner as set forth in Section 1.4.4.

               5.3.2 Except with the prior written consent of Pharma Partners or if this Agreement is terminated pursuant to Article 6, PaineWebber agrees not to complete the sale of CPIs under the Amended and Restated Contractual Payment Interest Purchase Agreement dated as of the date hereof between PaineWebber and Drug Royalty Inc. (the "DRI Agreement") until and substantially simultaneously with the Closing hereunder.

               5.3.3 Except with the prior written consent of Pharma Partners, PaineWebber agrees not to amend, modify or waive any provision of the DRI Agreement unless the same provision in this Agreement is amended, modified or waived to the same extent; provided that nothing herein shall require PaineWebber to amend, modify or waive any provision of this Agreement if the amendment, modification or waiver of the DRI Agreement is not material (it being understood that, without limitation, amendment, modification or waiver of Sections 1.1, 1.2, 1.3, 1.4 and 6.5 of the DRI Agreement is agreed to be material).

                                    ARTICLE 6

                                   TERMINATION

        This Agreement may be terminated at any time on or prior to the Closing
Date:

        6.1 Injunction. By PaineWebber or Pharma Partners if any court of competent jurisdiction in the United States shall have issued an order (other than a temporary restraining order), decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the consummation of this Agreement and such order, decree, ruling, or other action shall have become final and non-appealable.

        6.2 Mutual Agreement. By mutual agreement of PaineWebber and Pharma Partners.

        6.3 Termination Date. By PaineWebber or Pharma Partners if the Closing shall not have occurred on or before July 15, 2000 (provided that the right to terminate this Agreement pursuant to this Section 6.3 shall not be available to a party which has materially breached any representation, warranty, or covenant of this Agreement).

        6.4 Material Breach. By PaineWebber or Pharma Partners upon a material breach of any representation, warranty, or covenant of this Agreement by any other party which remains uncured for a period of thirty (30) days after receipt of written notice of such breach from the nonbreaching party.

        6.5    Effects of Termination.

               6.5.1 If this Agreement is terminated pursuant to Sections 6.1, 6.2, or 6.3, all obligations of the parties hereto shall terminate (except as provided in Section 6.5(b)) without liability of any party to any other party.

               6.5.2 IF THIS AGREEMENT IS TERMINATED FOR ANY REASON (INCLUDING, WITHOUT LIMITATION, PURSUANT TO SECTION 1.4.4) OTHER THAN AS A RESULT OF A MATERIAL BREACH BY PHARMA PARTNERS OR THE PHARMA AFFILIATES OF ANY REPRESENTATION, WARRANTY, OR COVENANT OF THIS AGREEMENT WHICH REMAINS UNCURED FOR A PERIOD OF THIRTY (30) DAYS AFTER RECEIPT OF WRITTEN NOTICE OF

SUCH BREACH FROM PAINEWEBBER (AND SUCH BREACH DOES NOT RESULT FROM A PRIOR MATERIAL BREACH BY PAINEWEBBER), PAINEWEBBER SHALL PAY THE SUM OF US $500,000 TO PHARMA PARTNERS, AS LIQUIDATED AND AGREED DAMAGES AND NOT AS A PENALTY TO COMPENSATE PHARMA PARTNERS FOR ITS EFFORTS AND EXPENSE IN CONNECTION WITH THIS AGREEMENT.

                                    ARTICLE 7

                                  MISCELLANEOUS

        7.1 Confidentiality. Subject to the provisions of Section 5.3(c), each party hereto agrees to keep such information or knowledge obtained pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential ("Confidential Information"); provided, however, that the foregoing shall not apply to information or knowledge which (a) is generally known to the public and did not become so known through any violation of law, (b) became known to the public through no fault of such party, (c) is required to be disclosed by law or regulation or by court order or government agency with subpoena powers (provided that such disclosing party shall give to the other party whose Confidential Information is to be disclosed prior notice of such order and a reasonable opportunity to object or take other available action), or (d) is disclosed in the course of any litigation between any of the parties hereto.

        7.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of any other party incident to the negotiation, preparation, and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers, and other experts except as provided in Section 6.5(b).

        7.3 Waiver. PaineWebber and Pharma Partners may, by written notice to the other parties: (a) extend the time for the performance of any of the obligations or other actions of any party under this Agreement; (b) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of another contained in this Agreement; or (d) waive performance of any of the obligations of the other party under this Agreement. With regard to any power, remedy, or right provided herein or otherwise available to any party hereunder: (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, delay, or omission in exercise or other indulgence. No investigations made by or on behalf of Pharma Partners or the Pharma Affiliates at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by PaineWebber in this Agreement.

        7.4 Amendments, Supplements. This Agreement may be amended or supplemented at any time by the mutual written consent of the parties.

        7.5 Entire Agreement. This Agreement, its exhibits, and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement, or statement of intention has been made by any party which is not embodied in this Agreement or such other documents, and no party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement, or statement of intention not embodied herein or therein.

        7.6 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. All obligations, agreements, covenants, representations, warranties and undertakings of either of the Pharma Affiliates or Pharma Partners contained herein are joint and several among the Pharma Affiliates and Pharma Partners.

        7.7 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by a party without the prior written consent of the other parties; provided that, without the prior written consent of PaineWebber, either of the Pharma Affiliates may assign any of its rights and obligations hereunder to any affiliate of the assignor, but no such assignment shall relieve the assignor of its obligations hereunder.

        7.8 Notices. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, Federal Express or similar courier (for overnight delivery), telecopy or certified mail (if such service is not available, then by first class mail), postage or freight prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Notices pursuant to Section 1.4.4 or 1.4.5 shall be delivered by telecopy (with receipt confirmed by telephone) and by overnight courier. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed and any notice sent by Federal Express or similar courier (for overnight delivery) shall be deemed to have been given one (1) business day after the business day on which it is sent. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

               If to Pharma Partners or the Pharma Affiliates, to such party:

               c/o Pharmaceutical Partners, L.L.C.
               675 Third Avenue, Suite 3000
               New York, NY  10017
               Attention:    Pablo Legorreta
                             David Madden
               Telecopy:     (917) 368-0021

               with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, Massachusetts 02110
               Attn: F. George Davitt
               Telecopy: (617) 248-7100

               If to PaineWebber:

               PaineWebber Development Corporation
               1285 Avenue of the Americas
               New York, New York   10019
               Attn:  Dhan Pai
               Telecopy: (212) 713-1464

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York   10019-6064
               Attn:  James M. Dubin, Esq.
               Telecopy: (212) 757-3990

        7.9 Governing Law; Jurisdiction. This Agreement has been negotiated and entered into in the State of New York, and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of the State of New York, regardless of the choice of laws provisions of New York or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal or state court located in New York, New York. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement, and the parties waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.

        7.10   Rules of Construction.

               7.10.1 Headings. The Article, Section, and Subsection headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Article, Section, or Subsection.

               7.10.2 Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

               7.10.3 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal, or unenforceable in any respect.

               7.10.4 Waiver of Jury Trial. The parties hereto waive any right to trial by jury in any court of competent jurisdiction in connection with any claims arising out of this Agreement and the transactions contemplated hereby.

               7.10.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Contractual Payment Interest Purchase Agreement has been duly-executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                          PAINEWEBBER R&D PARTNERS II, L.P., a
                          Delaware limited partnership

                          By:  PAINEWEBBER TECHNOLOGIES II, L.P.,
                                  a Delaware limited partnership, its General
                                  Partner

                                  By:  PWDC HOLDING COMPANY,
                                  A Delaware corporation, its General Partner

                                     By: /s/ Dhananjay Pai
                                         -----------------
                                         Name: Dhananjay Pai


                          BIOVENTURE INVESTMENTS, Kft

                          By: /s/ Istvan Zentai
                              -----------------
                              Istvan Zentai
                              Managing Director


                          PHARMACEUTICAL ROYALTIES, LLC

                          By: Pharmaceutical Royalties, LLC
                              Managing Member

                              By: /s/ Pablo Legorreta
                                  -------------------
                                  Pablo Legorreta
                                  Managing Member

                              By: /s/ David Madden
                                  ----------------
                                  David Madden
                                  Managing Member

                          PHARMACEUTICAL PARTNERS, L.L.C.

                          By: /s/ Pablo Legorreta
                              -------------------
                              Pablo Legorreta
                              Managing Member

                          By: /s/ David Madden
                              ----------------
                              David Madden
                              Managing Member

ACCEPTED AND AGREED ONLY WITH REGARD
TO THE LAST SENTENCE OF SECTION 5.1.7 HEREOF

PAINEWEBBER DEVELOPMENT CORPORATION

By: /s/ Dhananjay Pai
    -----------------
    Name: Dhananjay Pai

                                   APPENDIX I

                Valuation on 22 Class A CPIs and 111 Class C CPIs
                                 (U.S. Dollars)

Valuation for 100% previously agreed to, including settlement payments: $51,000,000

Deduction for settlement payments, net of
expenses:  ($5,770,000)

Value agreed to before Q1 payment:  $45,230,000

Deduction for Q1 royalty payments:  ($1,870,450)

Deduction for Q2 royalty payments:  ($2,048,625)

Total Purchase Price:  $41,310,925

Adjustment to Purchase Price: $ 3,050,275
Revised Total Purchase Price for 100%: $44,361,200

90.4% of valuation for 111 Class C CPIs
($361,200.00 per CPI)
$40,093,200

90.6% of valuation for 22 Class A CPIs
($194,000.00 per CPI)
$4,268,000
----------

$44,361,200
Note:

15 x $194,000.00 =         $ 2,910,000
72 x $361,200.00 =         $26,006,400
                           $28,916,400

                                   APPENDIX B

                               FIRST AMENDMENT TO

                              AMENDED AND RESTATED
                          CONTRACTUAL PAYMENT INTEREST

                               PURCHASE AGREEMENT

                                      Among

        PaineWebber R&D Partners II L.P., a Delaware limited partnership,


                                       and

                  Drug Royalty USA, Inc., a Nevada corporation

                                  April 4, 2000

               FIRST AMENDMENT TO AMENDED AND RESTATED CONTRACTUAL
                       PAYMENT INTEREST PURCHASE AGREEMENT

        This First Amendment to the Amended and Restated Contractual Payment Interest Purchase Agreement is dated as of April 4, 2000, by and among PAINEWEBBER R&D PARTNERS II, L.P., a Delaware limited partnership
("PaineWebber"), and DRUG ROYALTY USA, INC., a Nevada corporation ("DR").

                                    RECITALS

        A. The Parties hereto had previously entered into that certain Contractual Payment Interest Purchase Agreement dated November 22, 1999 (the "November Agreement") and subsequently entered into that certain Amended and Restated Contractual Payment Interest Purchase Agreement dated as of February 17, 2000 (the "Amended Agreement) which amended and restated the November Agreement in accordance with Section 7.4 thereof. A copy of the Amended Agreement is attached hereto for reference.

        B. The parties hereto have agreed that it is in their mutual best interest to amend and restate certain provisions of the Amended Agreement to reflect: (1) an increase in the number of Class C CPIs to be purchased by DR from thirty-seven (37) to thirty-nine (39), as set forth more fully herein.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth and pursuant to Section 7.4 of the Amended Agreement, the parties hereto agree as follows:

        1. Paragraph 1.1 of the Amended Agreement is hereby amended and restated as follows:

               1.1 Sale of CPIs; Purchase Price. PaineWebber hereby agrees to sell to DR, and DR hereby agrees to purchase from PaineWebber seven (7) Class A and thirty-nine (39) Class C CPIs (the "Purchase CPIs") at a purchase price of US $194,000 per each Class A CPI and US $361,200 per each Class C CPI, for an aggregate purchase price (the "Purchase Price") of US $15,444,800, payable in cash, provided that the Purchase Price (and purchase price per Purchase CPI) shall be subject to adjustment pursuant to Section 1.2 hereof.

        2. Paragraph 1.4.6 of the Amended Agreement is hereby intentionally deleted.

        3. Paragraphs 1.4.7 and 1.4.8 of the Amended Agreement are hereby amended and restated as follows:

               1.4.7  Consent Solicitation Statement

                       (a) As promptly as practicable after the execution of this Agreement, PaineWebber shall prepare and file with the Securities and Exchange

Commission (the "SEC") a consent solicitation statement (together with any amendments thereto, the "Consent Solicitation Statement") relating to the solicitation of the consent of PaineWebber's Limited Partners (the "Consent") to the approval of (i) this Agreement and the transactions contemplated hereby, and
(ii) the PP Agreement and the transactions contemplated thereby (such matters being the "Approved Matters"). DR shall furnish all information as PaineWebber may reasonably request in connection with the preparation of the Consent Solicitation Statement. The Consent Solicitation Statement shall be mailed to the Limited Partners of PaineWebber as promptly as practicable following satisfactory response from the SEC of any matters raised by the SEC with respect to the Consent Solicitation Statement. PaineWebber shall cause the Consent Solicitation Statement to comply as to form and substance in all material respects with the applicable requirements of the Securities Exchange Act of 1934 and shall use its best efforts so that none of the information included in the Consent Solicitation Statement shall, at the time the Consent Solicitation Statement (or any amendment thereof or supplement thereto) is first mailed to the Limited Partners of PaineWebber, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                       (b) The Consent Solicitation Statement shall include the recommendation of the General Partner of PaineWebber to PaineWebber's Limited Partners that they vote in favor of the approval of the Approved Matters.

                       (c) No amendment or supplement to the Consent Solicitation Statement filed with the SEC shall be made without the approval of DR, which approval shall not be unreasonably withheld or delayed. PaineWebber shall promptly advise DR of any request by the SEC for amendment of the Consent Solicitation Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               1.4.8 Consent. PaineWebber shall seek the consent of its Limited Partners as promptly as practicable following mailing of the Consent Solicitation Statement for the purpose of voting upon the approval of the Approved Matters. PaineWebber shall use its reasonable best efforts to solicit from its Limited Partners consents in favor of the approval of this Agreement and the transactions contemplated hereby pursuant to the Consent Solicitation Statement and shall take such other action as is reasonably necessary or advisable to secure the vote or consent of Limited Partners required by applicable law, except to the extent that the General Partner determines that doing so would cause PaineWebber to breach its fiduciary duties to the Limited Partners of PaineWebber under applicable law.

        2. Paragraph 5.1.4 of the Amended Agreement is hereby amended and restated as follows:

               5.1.4 Legal Actions or Proceedings. Except as set forth herein, no legal action or proceeding shall have been instituted or overtly threatened by any governmental authority seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of transactions contemplated by this Amended Agreement. The parties hereto acknowledge that the Court has rendered on February 17, 2000 and entered on February 22, 2000 a final order resolving all settlement matters in the Centocor Litigation.

        3. Paragraph 5.2.4 of the Amended Agreement is hereby amended and restated as follows:

               5.2.4 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or overtly threatened by any governmental authority seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of transactions contemplated by this Amended Agreement. The parties hereto acknowledge that the Court has rendered on February 17, 2000 and entered on February 22, 2000 a final order resolving all settlement matters in the Centocor Litigation.

        4. Paragraph 6.5(b) of the Amended Agreement is hereby amended and restated as follows:

               6.5(b).IF THIS AMENDED AGREEMENT IS TERMINATED FOR ANY REASON, INCLUDING DR'S ELECTION NOT TO EXERCISE ITS RIGHT OF FIRST REFUSAL PURSUANT TO
SECTION 1.4.5 HEREOF, OTHER THAN AS A RESULT OF A MATERIAL BREACH BY DR OF ANY REPRESENTATION, WARRANTY, OR COVENANT OF THIS AMENDED AGREEMENT WHICH REMAINS UNCURED FOR A PERIOD OF THIRTY (30) DAYS AFTER RECEIPT OF WRITTEN NOTICE OF SUCH BREACH FROM PAINEWEBBER (AND SUCH BREACH DOES NOT RESULT FROM A PRIOR MATERIAL BREACH BY PAINEWEBBER), PAINEWEBBER SHALL PAY THE SUM OF US $400,000 TO DRUG ROYALTY CORPORATION, INC., A CANADIAN CORPORATION, AS LIQUIDATED AND AGREED DAMAGES AND NOT AS A PENALTY TO COMPENSATE DR FOR ITS EFFORTS AND EXPENSE IN CONNECTION WITH THIS AMENDED AGREEMENT.

        5. Appendix I to the Amended Agreement is amended and restated as set forth in "Appendix I" attached hereto and made a part hereof.

        6. All provisions, terms and conditions set forth in the Amended Agreement not modified or amended hereby shall remain in full force and effect.

        IN WITNESS WHEREOF, this First Amendment to the Amended and Restated Contractual Payment Interest Purchase Agreement dated February 17, 2000 has been duly- executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                           PAINEWEBBER R&D PARTNERS II, L.P., a
                           Delaware limited partnership

                           By:  PAINEWEBBER TECHNOLOGIES II, L.P.,
                                   a Delaware limited partnership, its General
                                   Partner

                           By:  PWDC HOLDING COMPANY,
                                   A Delaware corporation, its General Partner

                                      By: /s/ Dhananjay Pai
                                          -----------------
                                          Name: Dhananjay Pai

                           DRUG ROYALTY USA, INC., a Nevada
                           corporation

                           By: /s/ Monte Miller
                               ----------------
                               Name: Monte Miller
                               Title:  Vice President

                              AMENDED AND RESTATED
                                   APPENDIX I

                Valuation on 22 Class A CPIs and 111 Class C CPIs
                                 (U.S. Dollars)


Valuation for 100% previously agreed to,
including settlement payments:  $51,000,000

Deduction for settlement payments, net of
expenses:  ($5,770,000)

Value agreed to before Q1 payment:  $45,230,000

Deduction for Q1 royalty payments:  ($1,870,450)

Deduction for Q2 royalty payments:  ($2,048,625)

Total Purchase Price:  $41,310,925

Adjustment to Purchase Price:  $3,050,275

Revised Total Purchase Price for 100%:  $44,361,200

90.4% of valuation for 111 Class C CPIs ($361,200.00 per CPI):  $40,093,200

90.6% of valuation for 22 Class A CPIs ($194,000.00 per CPI):     4,268,000
                                                                 ----------
                                                                $44,361,200

Note:

                  7 x $194,000.00 =    $1,358,000
                 39 x $361,200.00 =   $14,086,800
                                      -----------
                                      $15,444,800

                              AMENDED AND RESTATED

                          CONTRACTUAL PAYMENT INTEREST

                               PURCHASE AGREEMENT

                                      Among

        PaineWebber R&D Partners II L.P., a Delaware limited partnership,


                                       and

                  Drug Royalty USA, Inc., a Nevada corporation

                                February 17, 2000

                AMENDED AND RESTATED CONTRACTUAL PAYMENT INTEREST

                               PURCHASE AGREEMENT

        This Amended and Restated Contractual Payment Interest Purchase Agreement (the "Amended Agreement") is dated as of February 17, 2000, by and among PAINEWEBBER R&D PARTNERS II, L.P., a Delaware limited partnership ("PaineWebber"), and DRUG ROYALTY USA, INC., a Nevada corporation ("DR").


                                    RECITALS

        A. The Parties hereto had entered into that certain Contractual Payment Interest Purchase Agreement dated November 22, 1999 (the "November Agreement"), and desire that this Amended and Restated Contractual Payment Interest Purchase Agreement amend and restate the November Agreement in accordance with Section
7.4 thereof

        B. PaineWebber is the owner of certain Centocor Partners III L.P. Contractual Payment Interests ("CPIs") relating primarily to the sales of Reopro(TM), a dual receptor glycoprotein IIB/IIIA therapeutic manufactured and owned by Centocor ("Reopro") and paid by Centocor, Inc. ("Centocor"). In this regard, there exist a total of 543.25 units representing contractual payment interests comprised of 431.25 Class A CPIs, one (1) Class B CPI, and 111 Class C CPIs. PaineWebber owns twenty-two (22) Class A and one hundred eleven (111) Class C CPIs. The CPIs represent right, title, and interest in a proportionate share of certain royalty payments based on the sale of Reopro. The terms of the CPIs are set forth more fully in inter alia, that certain Amended and Restated Partnership Purchase Option Agreement dated as of December 23, 1987, as amended as of March 23, 1988 (the "Option Agreement") and that certain Partnership Purchase Agreement by and among Centocor and certain affiliates thereof and PaineWebber and/or affiliates thereof, attached as Exhibit A to the Option Agreement; the Stipulation and Agreement of Compromise, Settlement and Release dated May 1997, as amended by an Agreement dated October 7, 1997 (the "Settlement Agreement"), together with all other pertinent and relevant agreements and/or stipulations entered in connection with the case captioned PaineWebber R&D Partners II, L.P. v. Centocor, Inc., et al.,; Case No. 14405 (New Castle Cty., Del. Chanc. (the "Court")) (the "Centocor Litigation").

        C. PaineWebber has entered into a Contractual Payment Interest Purchase Agreement with Pharmaceutical Partners, LLC, a Delaware limited liability company, and certain affiliates thereof (the "PP Agreement") for the purchase or distribution of eight (8) Class A and forty-one (41) Class C CPIs under materially similar terms and conditions as set forth herein and a separate Agreement for the purchase of the Class B CPI.

        D. DR wishes to purchase certain of the CPIs from PaineWebber, and PaineWebber wishes to sell certain of the CPIs to DR, subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:


                                    ARTICLE I

                            PURCHASE AND SALE OF CPIs

        1.1 Sale of CPIs; Purchase Price. PaineWebber hereby agrees to sell to DR, and DR hereby agrees to purchase from PaineWebber seven (7) Class A and thirty-seven (37) Class C CPIs (the "Purchase CPIs") at a purchase price of US $194,000 per each Class A CPI and US $361,200 per each Class C CPI, for an aggregate purchase price (the "Purchase Price") of US $14,722,400, payable in cash, provided that the Purchase Price (and purchase price per Purchase CPI) shall be subject to adjustment pursuant to Section 1.2 hereof.

        1.2    Adjustment to Purchase Price.

               (a) The aggregate Purchase Price (and the purchase price per Purchase CPI) shall be adjusted upwards or downwards, on a dollar-for-dollar basis, to the extent the royalty payments that PaineWebber has received for the Purchase CPIs for the first and second quarters of 1999 differ from that set forth in Appendix I attached hereto and made a part hereof. By way of example, the Purchase Price will be adjusted upwards in the event royalty payments that have been received by Paine Webber are less than as set forth in Appendix I, and the Purchase Price will be adjusted downwards in the event royalty payments that have been received by Paine Webber are more than as set forth in Appendix I.

               (b) The aggregate Purchase Price (and the purchase price per Purchase CPI) shall also be adjusted downward, on a dollar-for-dollar basis, to the extent that PaineWebber receives any royalty payment with respect to the Purchase CPIs for the period after June 30, 1999. To the extent of any such reduction, the obligations of PaineWebber in Section 1.3(d) hereof shall be similarly reduced.

        1.3    Additional Payments.

               (a) Background. The parties hereto acknowledge that certain lumpsum payments shall be made to owners of the CPIs as a result of the settlement of the Centocor Litigation in connection with sales of Reopro reaching $600 million (the "Sales Payment"). The parties hereto acknowledge that certain lumpsum payments to be paid to PaineWebber as an owner of the Purchase CPIs may relate to deficiencies in CPI payments previously paid to PaineWebber. Pursuant to the Settlement Agreement, the parties hereto further acknowledge that Centocor will make certain payments to owners of the CPIs if certain payments are received by Centocor from the Fujisawa

Pharmaceutical Company, Ltd. (the "Fujisawa Milestone Payments").

               (b) Attribution of Lumpsum Payments Pursuant to the Settlement Agreement. Notwithstanding the foregoing, (i) any payments relating to the Centocor Litigation which are to be paid upon final judicial approval of the Settlement Agreement (ii) the Sales Payment, and (iii) payments ordered by the Court as stipulated to by the parties to the Centocor Litigation to adjust for shortfalls or deficiencies in all periods prior to the first quarter of 1999 are to inure to the benefit of, and be paid to, PaineWebber, and payments ordered by the Court as stipulated by the parties to the Centocor Litigation to adjust for shortfalls or deficiencies in all periods after the fourth quarter of 1998 are to inure to the benefit of, and be paid to, DR in proportion to the number of CPIs owned by DR on the Closing Date.

               (c) Payment of Fujisawa Milestone Payments to DR. The parties hereto agree that all right, title, and interest in and to any Fujisawa Milestone Payments shall inure to the benefit of DR in proportion to the number of CPIs owned by DR on the Closing Date.

               (d) Attribution of Royalty Payments. The parties hereto agree that all royalty payments payable with respect to the Purchase CPIs for periods after June 30, 1999, shall be payable to and inure to the benefit of DR in proportion to the number of CPIs owned by DR on the Closing Date if Centocor agrees to pay DR directly. Any such payments made to PaineWebber by Centocor in lieu of being made directly to DR by Centocor shall be held by PaineWebber in trust for DR and paid to DR within two (2) business days of receipt thereof.

        1.4    Closing.

               1.4.1 Closing Date. The closing on the sale of the Purchase CPIs ("Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, on the date determined under Section 1.4.4 hereof, within three (3) business days following completion of the conditions set forth in Article 5, or at such other place or at such other date and time as PaineWebber and DR may mutually agree (the "Closing Date").

               1.4.2. [INTENTIONALLY DELETED]

               1.4.3  [INTENTIONALLY DELETED]

               1.4.4. Closing Date. The Closing Date shall occur on the date on which PaineWebber has received (i) the Purchase Price and (ii) all conditions to Closing to be satisfied have been satisfied or waived. On the Closing Date, PaineWebber shall deliver to DR the Centocor consent and applicable assignment documents required by Section 5.1.5 and 5.1.6 hereof, and DR shall deliver the Purchase Price to PaineWebber

               1.4.5 Right of First Refusal. PaineWebber shall not solicit any offers to purchase the Purchase CPIs. Notwithstanding the foregoing, in the event PaineWebber receives a bona fide unsolicited offer from an unaffiliated third party ("Third Party") to purchase on or before the Closing Date all or any portion of the Purchase CPIs or the CPIs that are the subject of the PP Agreement (while such Agreement is in effect) after the execution of this Amended Agreement but prior to the Closing Date, PaineWebber shall, subject to any confidentiality restrictions pertaining to the identity of the Third Party, deliver notice of such together with all terms of the proposed purchase and a true and correct copy of the offer made by the Third Party, with the identity of the Third Party redacted if necessary, to DR within three (3) days of PaineWebber's receipt thereof ("Notice"). DR shall possess the right to purchase the Purchase CPIs, subject to the third party offer, for the same price and on the same terms as that being offered by said Third Party ("Right of First Refusal"). DR shall have three (3) business days from receipt of said Notice to notify PaineWebber of its election to exercise its Right of First Refusal. All terms, conditions, representations, and warranties set forth in this Amended Agreement shall be amended to conform to the third party offer in the event the purchase of Purchase CPIs occurs by DR electing to exercise its Right of First Refusal hereunder. In the event (i) DR does not notify PaineWebber of its election to exercise its Right of First Refusal within three (3) business days from receipt of the Notice or (ii) DR so exercises its Right of First Refusal but the price and other terms being offered by DR pursuant thereto are not, in PaineWebber's determination acting reasonably, the same or better as those being offered by the Third Party, this Amended Agreement shall terminate without any further liability or obligation of either of the parties hereto to the other (except as provided in Section 6.5(b)) and PaineWebber may consummate with the Third Party the transaction described in the Notice and recommend its approval by its Limited Partners. It is understood and agreed that the execution and delivery by PaineWebber of the PP Agreement with respect to the sale or distribution by PaineWebber of eight (8) Class A CPIs and forty-one (41) Class C CPIs, and the consummation of the transactions contemplated thereby, shall not give any rights to DR or its affiliates under this Section 1.4.5 or otherwise.

               1.4.6 Sale of Remaining CPIs. In the event PaineWebber determines to sell, or pursue any possible sale of, any or all of the CPIs owned by it and not being sold pursuant to this Agreement or the PP Agreement, PaineWebber will notify DR thereof; provided that PaineWebber shall provide such notification not less than three (3) days after making such determination and not less than two
(2) days prior to entering into any agreement in respect of such a sale.

               1.4.7  Proxy Statement.

                      (a) As promptly as practicable after the execution of this Agreement, PaineWebber shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement (together with any amendments thereto, the "Proxy Statement") relating to a special meeting of PaineWebber's Limited Partners (the "Special Meeting") to be held to consider the approval of (i) this Agreement and the transactions contemplated hereby, (ii) the PP Agreement and the transactions contemplated thereby, and (iii) the sale by PaineWebber of all assets of PaineWebber not being sold pursuant hereto or the PP Agreement in such manner as the General Partner of PaineWebber deems advisable (such matters being the "Approved Matters"). DR shall furnish all information as PaineWebber may reasonably request in connection with the preparation of the Proxy Statement. The Proxy Statement shall be mailed to the Limited Partners of PaineWebber as promptly as practicable following satisfactory response from the SEC of any matters raised by the SEC with respect to the Proxy Statement. PaineWebber shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Securities Exchange Act of 1934 and shall use its best efforts so that none of the information included in the Proxy Statement shall, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Limited Partners of PaineWebber or (ii) the time of the Special Meeting, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (b) The Proxy Statement shall include the recommendation of the General Partner of PaineWebber to PaineWebber's Limited Partners that they vote in favor of the approval of the Approved Matters.

                      (c) No amendment or supplement to the Proxy Statement filed with the SEC shall be made without the approval of DR, which approval shall not be unreasonably withheld or delayed. PaineWebber shall promptly advise DR of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               1.4.8 Special Meeting. PaineWebber shall call and hold the Special Meeting as promptly as practicable following mailing of the Proxy Statement for the purpose of voting upon the approval of the Approved Matters. PaineWebber shall use its reasonable best efforts to solicit from its Limited Partners proxies in favor of the approval of this Agreement and the transactions contemplated hereby pursuant to the Proxy Statement and shall take such other action as is reasonably necessary or advisable to secure the vote or consent of Limited Partners required by applicable law, except to the extent that the General Partner determines that doing so would cause PaineWebber to breach its fiduciary duties to the Limited Partners of PaineWebber under applicable law.


                                    ARTICLE 2

                             [INTENTIONALLY DELETED]

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF PAINEWEBBER

        PaineWebber makes to DR the representations and warranties contained in this Article 3.

        3.1 Organization, Good Standing, and Power. PaineWebber has all requisite power to own and sell the CPIs, to execute and deliver this Amended Agreement, and to perform such obligations hereunder.

        3.2 CPIs. PaineWebber is the owner of, and holds title to, the number of CPIs set forth in Recital A hereof. Such CPIs (a) were acquired pursuant to, inter alia, the Option Agreement and that certain Partnership Purchase Agreement by and among Centocor, and certain affiliates thereof and PaineWebber and/or affiliates thereof, attached as Exhibit A to the Option Agreement and as such documents have been stipulated as true and correct by the parties thereto in connection with the Centocor Litigation; the Settlement Agreement, the Final Order, and pleadings, stipulations, or agreements relevant to PaineWebber's right, title, and interest in and to the CPIs in connection with the Centocor Litigation (collectively, the "Title Documents"), and such Title Documents constitute all of the agreements, terms, and conditions pertaining to the CPIs to which PaineWebber is a party and the Title Documents remain in full force and effect and binding upon the respective parties thereto in accordance with their respective terms, unamended; (b) have been held by PaineWebber for at least two
(2) years for the purpose of resale under Rule 144(k) under the Securities Act of 1933, as amended; and (c) are owned by PaineWebber free and clear of all pledges, liens, encumbrances, or claims of any kind. PaineWebber does not control, is not controlled by, nor is under common control with Centocor (with "control" and similar words having the meaning ascribed to them under the Securities Act of 1934, as amended, and the rules and regulations thereunder). There have been no previous splits, subdivisions, recapitalizations, or the like with respect to the CPIs. PaineWebber has not entered into any agreement with any third party selling or transferring, or purporting to sell or transfer, any interest in the Purchase CPIs or suspending, terminating, or waiving any right, benefit, or entitlement under the Purchase CPIs, except as expressly set forth in the Settlement Agreement. As of the date hereof, PaineWebber has not (i) received any royalty payment for Purchase CPIs for any period commencing on or after October 1, 1999, and (ii) received any payments arising from the Centocor Litigation reflecting deficiencies of royalty payments previously made.

        3.3 Authorization and Binding Effect. The execution, delivery, and performance of this Amended Agreement by PaineWebber has been duly authorized by all necessary action. This Amended Agreement has been duly executed and delivered by PaineWebber and, assuming due authorization, execution and delivery by DR, constitutes the legal, valid, and binding obligation of PaineWebber, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws that generally affect creditors and except as may be limited by general principles of equity.

        3.4 No Breach. The execution, delivery, and performance of this Amended Agreement by PaineWebber, and the performance of this Amended Agreement by PaineWebber will not violate any agreement, charter or partnership documents or any judgment, award, or decree or any material indenture, agreement, or other instrument to which it is a party, or by which such member or its properties or assets are bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of its properties or assets except to the extent the effect thereof will not be materially adverse to PaineWebber's ability to fulfill its obligations under this Amended Agreement and except for the consent of Centocor required for the sale and transfer of Purchase CPIs hereunder.

        3.5 Third Party Consents. No consent, approval, or authorization of, or designation, declaration or filing with, any federal or state governmental authority in the United States or any other third party is required on the part of PaineWebber in connection with the valid execution and delivery of this Amended Agreement, the purchase and sale of Purchase CPIs, or the consummation of any other transaction contemplated hereby, except, (i) if required, qualifications or filings in connection with the exemptions under applicable state "blue sky" laws and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications, (ii) the consent of Centocor, and (iii) the consent of the limited partners of PaineWebber in accordance with PaineWebber's Agreement of Limited Partnership and applicable law.

        3.6 No Finder's Fee. PaineWebber has not retained a finder or broker in connection with the transactions contemplated by this Amended Agreement, and hereby agrees to indemnify and to hold DR harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which PaineWebber, or any of its employees or representatives, are responsible.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF DR


        DR represents and warrants to PaineWebber that:

        4.1 Organization, Good Standing, and Power. DR has all requisite power and authority to acquire the Purchase CPIs, to execute and deliver this Amended Agreement, and to perform its obligations hereunder.

        4.2 Authorization and Binding Effect. The execution, delivery, and performance of this Amended Agreement by DR has been duly authorized by all necessary action. This Amended Agreement has been duly executed and delivered by DR and, assuming due authorization, execution and delivery by PaineWebber, constitutes the legal, valid, and binding obligation of DR, enforceable against DR in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws that generally affect creditors and except as may be limited by general principles of equity.

        4.3 No Breach. The execution, delivery, and performance by DR of this Amended Agreement will not violate its charter documents or any judgment, award, or decree or any material indenture, agreement, or other instrument to which DR is a party, or by which DR or its properties or assets are bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of DR, except to the extent the effect thereof will not be materially adverse to DR's ability to fulfill its obligations under this Amended Agreement.

        4.4 No Finder's Fee. DR has retained no finder or broker in connection with the transactions contemplated by this Amended Agreement, and DR hereby agrees to indemnify and hold PaineWebber harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which DR, or any of its employees or representatives, is responsible.


                                    ARTICLE 5

                       CONDITIONS PRECEDENT AND COVENANTS


        5.1    Conditions Precedent to Obligations of DR.

     The obligations of DR under this Amended Agreement are subject, at the option of DR, to the satisfaction or waiver, in whole or in part, of each of the following conditions at or prior to the Closing Date:

               5.1.1 Accuracy of Representations and Warranties. The representations and warranties of PaineWebber contained in this Amended Agreement and in the certification of the Title Documents by PaineWebber Development Corp. shall be true and correct in all material respects when made and on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and PaineWebber shall have delivered to DR a certificate to that effect.

               5.1.2 Compliance with Covenants. PaineWebber shall in all material respects have performed and complied with all terms, agreements, covenants, and conditions of this Amended Agreement to be performed or complied with by it at the Closing Date, and PaineWebber shall have delivered to DR a certificate to that effect.

               5.1.3 All Proceedings To Be Satisfactory. All corporate and other proceedings to be taken by PaineWebber in connection with this Amended Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to DR and its counsel and DR and its counsel shall have received all such certified or other copies of such documents as it may reasonably request.

               5.1.4 Legal Action or Proceedings. Except as set forth herein, no legal action or proceeding shall have been instituted or overtly threatened by any governmental authority seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of transactions contemplated by this Amended Agreement. The Court shall have rendered an unappealable final order resolving all settlement matters in the Centocor Litigation.

               5.1.5 Consent Obtained. PaineWebber shall request Centocor to consent to the sale of the Purchase CPIs within five (5) business days of the issuance of the Final Order. DR shall receive a copy of such request when delivered to Centocor. PaineWebber shall have obtained the consent of Centocor in form satisfactory to DR, as to the transfer of the Purchase CPIs to DR or its affiliates (or to its nominee), and such consent shall have been delivered to DR.

               5.1.6 Assignments Delivered. PaineWebber shall have duly-executed assignments in form and substance satisfactory to DR and its legal counsel assigning to DR or its affiliates (or its nominee) all of PaineWebber's right, title, and interest in and to the Purchase CPIs being acquired by DR.

               5.1.7 Delivery of CPI Documentation. On closing, PaineWebber Development Corp., a Delaware corporation, shall deliver to DR, in form satisfactory to DR and its counsel, a certificate certifying that the Title Documents are true and correct copies thereof and remain in full force and effect and have not been amended.

        5.2 Conditions Precedent to Obligations of PaineWebber. The obligations of PaineWebber under this Amended Agreement are subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

               5.2.1 Accuracy of Representations and Warranties. The representations and warranties of DR contained in this Amended Agreement or in any certificate or document delivered to PaineWebber pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and DR shall have delivered to PaineWebber a certificate to such effect.

               5.2.2 Compliance with Covenants. DR shall in all material respects have performed and complied with all terms, agreements, covenants, and conditions of this Amended Agreement to be performed or complied with by it at the Closing Date, and DR shall have delivered to PaineWebber a certificate to that effect.

               5.2.3 All Proceedings To Be Satisfactory. All proceedings to be taken by DR in connection with this Amended Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to PaineWebber and its counsel, and PaineWebber and its counsel shall have received all such certified or other copies of such documents as it may reasonably request.

               5.2.4 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or overtly threatened by any governmental authority seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of transactions contemplated by this Amended Agreement. The Court shall have rendered an unappealable final order resolving all settlement matters in the Centocor Litigation.

               5.2.5 Consent Obtained. PaineWebber shall have obtained the consent of Centocor to the transfer of the Purchase CPIs to DR or its affiliates (or to its nominee), and notice of such consent shall have been delivered to DR.

               5.2.6 Limited Partner Consent. The Limited Partners shall have consented to this Agreement and the transactions contemplated hereby in accordance with the provisions of PaineWebber's Agreement of Limited Partnership and applicable law.

               5.2.7 PP Agreement. The transactions contemplated by the PP Agreement shall have been consummated in accordance with the terms thereof; provided that in the event PP fails to satisfy its conditions to closing under the PP Agreement and such failure is not waived by PaineWebber, this condition shall be deemed waived.

        5.3    Covenant of the Parties to Complete Transaction.

               (a) PaineWebber and DR hereby covenant and agree to use all reasonable efforts to effect the closing of the transactions contemplated hereby.

               (b) Except with the prior written consent of DR or if this Agreement is terminated pursuant to Article 6 or if the General Partner of PaineWebber determines, upon the advice of counsel, that compliance by PaineWebber with this Section 5.3(b) would cause PaineWebber to breach its fiduciary duty to its Limited Partners under applicable law, PaineWebber agrees not to complete the sale of CPIs under the PP Agreement until and substantially simultaneously with the closing hereunder.

               (c) Except with the prior written consent of DR, PaineWebber agrees not to amend, modify, or waive any provision of the PP Agreement unless the same provision in this Agreement is amended, modified, or waived to the same extent.

                                    ARTICLE 6

                                   TERMINATION


        This Amended Agreement may be terminated at any time on or prior to the Closing Date:

        6.1 Injunction. By PaineWebber or DR if any court of competent jurisdiction in the United States shall have issued an order (other than a temporary restraining order), decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the consummation of this Amended Agreement and such order, decree, ruling, or other action shall have become final and non- appealable.

        6.2    Mutual Agreement.  By mutual agreement of PaineWebber and DR.

        6.3 Termination Date. By PaineWebber or DR if the Closing shall not have occurred on or before July 15, 2000 (provided that the right to terminate this Amended Agreement pursuant to this Section 6.3 shall not be available to a party which has materially breached any representation, warranty, or covenant of this Amended Agreement).

        6.4 Material Breach. By PaineWebber or DR upon a material breach of any representation, warranty, or covenant of this Amended Agreement by any other party which remains uncured for a period of thirty (30) days after receipt of written notice of such breach from the nonbreaching party.

        6.5    Effects of Termination.

               (a) If this Amended Agreement is terminated pursuant to Sections 6.1, 6.2, or 6.3, all obligations of the parties hereto shall terminate (except as provided in Section 6.5(b)) without liability of any party to any other party.

               (b) IF THIS AMENDED AGREEMENT IS TERMINATED FOR ANY REASON, INCLUDING DR'S ELECTION NOT TO EXERCISE ITS RIGHT OF FIRST REFUSAL PURSUANT TO
SECTION 1.4.5 HEREOF, OTHER THAN AS A RESULT OF A MATERIAL BREACH BY DR OF ANY REPRESENTATION, WARRANTY, OR COVENANT OF THIS AMENDED AGREEMENT WHICH REMAINS UNCURED FOR A PERIOD OF THIRTY (30) DAYS AFTER RECEIPT OF WRITTEN NOTICE OF SUCH BREACH FROM PAINEWEBBER (AND SUCH BREACH DOES NOT RESULT FROM A PRIOR MATERIAL BREACH BY PAINEWEBBER), PAINEWEBBER SHALL PAY THE SUM OF US $325,000 TO DRUG ROYALTY CORPORATION, INC., A CANADIAN CORPORATION, AS LIQUIDATED AND AGREED DAMAGES AND NOT AS A PENALTY TO COMPENSATE DR FOR ITS EFFORTS AND EXPENSE IN CONNECTION WITH THIS AMENDED AGREEMENT.

                                    ARTICLE 7

                                  MISCELLANEOUS


        7.1 Confidentiality. Subject to the provisions of Section 5.3(c). Each party hereto agrees to keep such information or knowledge obtained pursuant to the negotiation and execution of this Amended Agreement, or the effectuation of the transactions contemplated hereby, confidential ("Confidential Information"); provided, however, that the foregoing shall not apply to information or knowledge which (a) is generally known to the public and did not become so known through any violation of law, (b) became known to the public through no fault of such party, (c) is required to be disclosed by law or regulation or by court order or government agency with subpoena powers (provided that such disclosing party shall give to the other party whose Confidential Information is to be disclosed prior notice of such order and a reasonable opportunity to object or take other available action), or (d) is disclosed in the course of any litigation between any of the parties hereto.

        7.2 Expenses. Whether or not the transactions contemplated by this Amended Agreement are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of any other party incident to the negotiation, preparation, and execution of this Amended Agreement, including the fees and expenses of counsel, accountants, investment bankers, and other experts, except as provided in Section 6.5(b).

        7.3 Waiver. PaineWebber and DR may, by written notice to the other parties: (a) extend the time for the performance of any of the obligations or other actions of any party under this Amended Agreement; (b) waive any inaccuracies in the representations or warranties of any other party contained in this Amended Agreement or in any document delivered pursuant to this Amended Agreement; (c) waive compliance with any of the conditions or covenants of another contained in this Amended Agreement; or (d) waive performance of any of the obligations of the other party under this Amended Agreement. With regard to any power, remedy, or right provided herein or otherwise available to any party hereunder: (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, delay, or omission in exercise or other indulgence. No investigations made by or on behalf of DR at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by PaineWebber in this Amended Agreement.

        7.4 Amendments, Supplements. This Amended Agreement may be amended or supplemented at any time by the mutual written consent of the parties.

        7.5 Entire Agreement. This Amended Agreement, its exhibits, and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement, or statement of intention has been made by any party which is not embodied in this Amended Agreement or such other documents, and no party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement, or statement of intention not embodied herein or therein.

        7.6 Binding Effect; Benefits. This Amended Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as to Drug Royalty Corporation, Inc. as set forth in Section 6.5(b) hereof, nothing in this Amended Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Amended Agreement.

        7.7 Assignability. Neither this Amended Agreement nor any of the parties' rights hereunder shall be assignable by a party without the prior written consent of the other parties.

        7.8 Notices. All notices under this Amended Agreement will be in writing and will be delivered by personal service or telegram, Federal Express or similar courier (for overnight delivery), telecopy or certified mail (if such service is not available, then by first class mail), postage or freight prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed and any notice sent by Federal Express or similar courier (for overnight delivery) shall be deemed to have been given one (1) business day after the business day on which it is sent. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

               If to DR:

               Drug Royalty USA, Inc.
               101 Convention Center Drive
               Suite 850
               Las Vegas, Nevada   89109
               Attn:  Monte L. Miller, Vice President
               Telecopy:  (702) 598-3651

               with a copy to:

               Kolesar & Leatham, Chtd.
               3320 West Sahara Avenue
               Suite 380
               Las Vegas, Nevada   89102
               Attn:  Matthew D. Saltzman, Esq.
               Telecopy:  (702) 362-9472

               If to PaineWebber:

               PaineWebber Development Corporation
               1285 Avenue of the Americas
               New York, New York   10019
               Attn:  Dhan Pai
               Telecopy:  (212) 713-1464

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York   10019-6064
               Attn:  James M. Dubin, Esq.
               Telecopy:  (212) 757-3990


        7.9 Governing Law; Jurisdiction. This Amended Agreement has been negotiated and entered into in the State of New York, and all questions with respect to the Amended Agreement and the rights and liabilities of the parties will be governed by the laws of the State of New York, regardless of the choice of laws provisions of New York or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Amended Agreement will be heard and determined before an appropriate federal or state court located in New York, New York. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Amended Agreement, and the parties waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.

        7.10   Rules of Construction.

               7.10.1 Headings. The Article, Section, and Subsection headings in this Amended Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Amended Agreement or of any particular Article, Section, or Subsection.

               7.10.2 Tense and Case. Throughout this Amended Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

               7.10.3 Severability. The validity, legality or enforceability of the remainder of this Amended Agreement will not be affected even if one or more of the provisions of this Amended Agreement will be held to be invalid, illegal, or unenforceable in any respect.

               7.10.4 Waiver of Jury Trial. The parties hereto waive any right to trial by jury in any court of competent jurisdiction in connection with any claims arising out of this Amended Agreement and the transactions contemplated hereby.

               [THIS SPACE INTENTIONALLY LEFT BLANK]

               7.10.5 Counterparts. This Amended Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amended and Restated Contractual Payment Interest Purchase Agreement has been duly-executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                      PAINEWEBBER R&D PARTNERS II, L.P., a Delaware limited partnership

                           By:  PAINEWEBBER TECHNOLOGIES II, L.P.,
                           a Delaware limited partnership, its General Partner

                           By:  PWDC HOLDING COMPANY,
                                A Delaware corporation, its General Partner


                                By: /s/ Dhananjay Pai
                                    -----------------
                                Name: Dhananjay Pai



                      DRUG ROYALTY USA, INC., a Nevada corporation


                      By: /s/ Monte Miller
                          ----------------
                      Name: Monte Miller
                      Title: Vice President



ACCEPTED AND AGREED ONLY WITH REGARD
TO THE LAST SENTENCE OF SECTION 5.1.7 HEREOF

PAINEWEBBER DEVELOPMENT CORPORATION


By: /s/ Dhananjay Pai
---------------------
Name: Dhananjay Pai

                              AMENDED AND RESTATED
                                   APPENDIX I

                 Valuation on 7 Class A CPIs and 37 Class C CPIs
                 -----------------------------------------------
                                 (U.S. Dollars)


Valuation for 100% previously agreed to,
including settlement payments:                            $   51,000,000

Deduction for settlement payments, net of
expenses:                                                 $   (5,770,000)

Value agreed to before Q1 payment:                        $   45,230,000

Deduction for Q1 royalty payments:                        $   (1,870,450)

Deduction for Q2 royalty payments:                        $   (2,048,625)

Total Purchase Price:                                     $   41,310,925

Adjustment to Purchase Price                              $    3,050,275

Revised Total Purchase Price for 100%                     $   44,361,200

90.4% of valuation for 111 Class C CPIs
($361,200.00 per CPI)                                     $   40,093,200

90.6% of valuation for 22 Class A CPIs
($194,000.00 per CPI)                                     $    4,268,000
                                                          --------------
                                                          $   44,361,200

Note:

               7 x $194,000.00   =                        $ 1,358,000.00
              37 x $361,200.00   =                        $13,364,400.00
                                                          --------------
                                                          $14,722,400.00

                                   APPENDIX C

                                AMENDMENT NO. [ ]
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        PAINEWEBBER R&D PARTNERS II, L.P.


               This AMENDMENT NO. [ ] (the "Amendment") is made as of this __ day of __________, 2000 by and among PaineWebber Technologies II, L.P. (the "General Partner"), and the limited partners (the "Limited Partners") under that certain Agreement of Limited Partnership of PaineWebber R&D Partners II, L.P. (the "Partnership Agreement") dated as of May 15, 1987.

                               W I T N E S S E T H

               WHEREAS, the General Partner and the Limited Partners are parties to the Partnership Agreement.

               WHEREAS, the General Partner and the Partners desire to amend the Partnership Agreement as provided herein.

               WHEREAS, the General Partner under Power of Attorney in the Partnership Agreement has executed this Amendment on behalf of all Limited Partners SUBJECT TO obtaining the consent of the majority in interest of the Limited Partners.

               WHEREAS, this Amendment shall become effective automatically upon the obtaining of such majority consent but until then this Amendment shall not be legally binding on the Partnership.

               NOW, THEREFORE, in consideration of the promises and agreements herein contained, and pursuant to Section 10.02 of the Partnership Agreement, the General Partner and the undersigned Partners do hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               1.1. Definitions. (a) For all purposes of this Amendment, except as otherwise expressly provided or unless the context requires, (i) the terms defined in this Amendment have the meanings assigned to them in this Amendment and include the plural as well as the singular and (ii) all capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Partnership Agreement.

                                   ARTICLE II

                                    AMENDMENT

               2.1. Amendment of Section 4.05. Section 4.05 of the Partnership Agreement is hereby amended by adding a subparagraph (e) as follows:

               (e)(i) For purposes of this Section 4.05(s), the sale, transfer, distribution or other disposition of any Divested Assets (as defined in Section 7.01(s) hereof) shall constitute a "Capital Event", and the net proceeds from such Capital Event are referred to herein as the "Capital Event Cash Flow".

               (ii) Prior to effecting or entering into any agreement to affect a Capital Event, any Partner (or group of affiliated partners, as "group" is defined in Rule 13d-3 under the Securities Exchange Act of 1934) holding five percent (5%) or more of the limited partnership interests in the Partnership shall have the opportunity to receive its pro rata share of the Divested Assets (the "Electing Partners") as a distribution in kind (the "Distribution in Kind Assets"). Divested Assets other than the Distribution in Kind Assets shall be disposed of in the manner that the General Partner deems advisable (the "Sale Assets").

               (iii) The General Partner shall debit or credit the book capital accounts of all of the Partners in an amount equal to the gain or loss realized by the Partnership as if all of the Divested Assets were sold based on the actual per unit sales proceeds of the Sale Assets.

               (iv) The Partners, other than the Electing Partners (the "Non-Electing Partners"), shall be allocated any taxable gain or loss realized in connection with the sale of the Sale Assets.

               (v) The General Partner shall distribute the Capital Event Cash Flow received by the Partnership in connection with the sale of the Sale Assets, to the Non-Electing Partners, pro rata to each Non-Electing Partner according to his or its respective Adjusted Capital Contributions.

               (vi) The General Partner shall distribute the Distribution in Kind Assets to the Electing Partners, pro rata to each Electing Partner according to his or its respective Adjusted Capital Contributions.

               (vii) The Capital Accounts of the Non-Electing Partners shall be debited by the amount of the distributions made pursuant to clause (e)(v) and the Capital Accounts of the Electing Partners shall be debited by the value of the Distribution in Kind Assets distributed pursuant to clause (e)(vi) (with such value based on the selling price per unit of Sale Assets pursuant to clause (e)(iii)).

               2.2. Amendment of Section 7.01. Section 7.01 of the Partnership Agreement is hereby amended by adding a subparagraph (s) as follows:

               (s) sell, transfer, distribute or otherwise dispose of any assets of the Partnership, including the sale, transfer, distribution or disposition of all or substantially all of the Partnership's assets (such assets which are to be sold, transferred, distributed or disposed of being sometimes referred to herein as the "Divested Assets"), in each case without approval from the Limited Partners; provided that, in connection with any such sale, transfer, distribution or disposal, (i) the General Partner may round to the nearest whole asset or appropriate fraction of a whole asset (as determined conclusively by the General Partner) in order to give effect to the terms of such sale, transfer or distribution, (ii) the General Partner may allocate and pay to any Limited Partner receiving a distribution of assets in kind a cash amount in respect of such rounding (such cash amount to be determined conclusively by the General Partner) and (iii) prior to effecting or entering into any agreement to effect any sale, transfer or other disposition of assets, the General Partner shall provide notice in writing to each Limited Partner (or group of affiliated partners, as determined pursuant to Section 4.05(e)(ii) hereof) holding five percent (5%) or more of the limited partnership interests in the Partnership pursuant to Section 4.05(e)(ii) hereof.

                                   ARTICLE III

                                  MISCELLANEOUS

               3.1. Entire Agreement. The Partnership Agreement, as amended hereby, constitutes the full and entire understanding among the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               3.2. Full Force and Effect. Except as amended hereby, the Partnership Agreement shall remain in full force and effect.

               3.3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

               3.4. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

               3.5. Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

               3.6. Effect. This Amendment shall have no force and effect until the consent of the majority in interest of the Limited Partners shall have been obtained and, when such consent is obtained, it shall become automatically effective.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                       GENERAL PARTNER

                       PAINEWEBBER TECHNOLOGIES II, L.P.,
                       a Delaware limited partnership

                       By:    PWDC HOLDING COMPANY,
                              a Delaware corporation, General Partner

                              By:____________________________
                              Name:__________________________
                              Title:_________________________


                       LIMITED PARTNERS

                       PAINEWEBBER TECHNOLOGIES II, L.P.,
                       a Delaware limited partnership, Attorney-in-Fact Pursuant to Article XII of the Partnership
                       Agreement

                       By:    PWDC HOLDING COMPANY,
                              A Delaware corporation, its General Partner

                              By:____________________________
                              Name:__________________________
                              Title:_________________________

                        PAINEWEBBER R&D PARTNERS II, L.P.

                           CONSENT OF LIMITED PARTNER

        This Consent is solicited by and on behalf of PaineWebber R&D Partners II, L.P. (the "Partnership") by PaineWebber Technologies II, L.P., the General Partner (the "General Partner") of the Partnership. The General Partner recommends that you vote "FOR" each of the Proposals as defined in the accompanying Consent Solicitation Statement. A vote "FOR" each of the Proposals also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposals contemplated by the Consent Solicitation Statement. All capitalized terms used herein without definition have the meanings assigned to them in the Consent Solicitation Statement.

        This Consent will be recorded in accordance with the instructions below. If no instructions are indicated, you will be deemed by your signature below to have voted "FOR" each of the Proposals.

        The General Partner Recommends that you vote "FOR" each of the Proposals. Please mark the appropriate box with respect to each of the Proposals.

        0.0.1 Approval of the Pharma Affiliates Sale, including the distribution of the Distribution In Kind CPIs, all in accordance with the terms of the Pharma Affiliates Purchase Agreement:

                        [ ] FOR [ ] AGAINST [ ] ABSTAINS

        0.0.2 Approval of the DR Sale in accordance with the terms of the DRI Purchase Agreement:

                        [ ] FOR [ ] AGAINST [ ] ABSTAINS


        0.0.3  Approval of the Distribution In Kind Amendment:

                        [ ] FOR [ ] AGAINST [ ] ABSTAINS

        The undersigned acknowledges receipt from the General Partner of the Consent Solicitation Statement dated _________, 2000 pertaining to the Proposals.

Dated: ___________, 2000

                                    Signature____________________________


                                    Signature (if held jointly)__________


                                    Title________________________________

Please sign exactly in the same manner as the name(s) in which ownership of the Units is registered. When Units are held by two or more joint holders, all such holders should sign. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please state your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Consent Card, Prior to 5:00 p.m. (New York time) on _____________, 2000 (unless such time is extended pursuant to the Consent Solicitation Statement), by facsimile to MAVRICC Management Systems, Inc. ("MAVRICC") at _____________ or by mail, using the enclosed prepaid envelope to MAVRICC at _______________________________________.

If you have any questions or need assistance in filling out this Consent, please call ____________________________.